EXHIBIT 10.36

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS
EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO
THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS *. A
COMPLETE, UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

OFFICE LEASE AGREEMENT

by and between

EXPONENT REALTY, LLC.

a Delaware limited liability company

(“Landlord”)

and

GERON CORPORATION

a Delaware corporation

(“Tenant”)

For approximately

30,174

rentable square feet

at 149 Commonwealth Drive, Menlo Park, California

(“Premises”)

TABLE OF CONTENTS

1.	Parties		2

2.	Premises		2

3.	Definitions		2

4.	Lease Term		5
	A.	Term	5
	B.	Commencement Date	5
	C.	Commencement Date Memorandum	6
	D.	Early Entry	6
	E.	Option To Extend	6

5.	Rent		7
	A.	Monthly Rent	7
	B.	Prorations	8
	C.	Periodic Adjustments	8
	D.	Determination of Monthly Base Rent During Extension Term	8

6.	Late Payment Charges		10

7.	Security Deposit		11

8.	Holding Over		11

9.	Tenant Improvements		11

10.	Condition of Premises		11

11.	Use of the Premises		12
	A.	Tenant’s Use	12
	B.	Compliance	13
	C.	Toxic Material	14
	D.	Transportation Systems Management	14
	E.	Rules and Regulations	14

12.	Quiet Enjoyment		15

13.	Alterations		15

14.	Surrender of the Premises		16

15.	Operating Expenses		16
	A.	Payment by Tenant	16
	B.	Operating Expenses	17
	C.	Adjustment	19
	D.	Failure to Pay	21

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16.	Taxes and Assessments		21
	A.	Payment by Tenant	21
	B.	Annual Assessments	21
	C.	Taxes Levied Against Tenant’s Alterations and Personal Property	21
	D.	Failure to Pay	21

17.	Utilities and Services		21
	A.	Services Provided by Landlord	21
	B.	Services Exclusive to Tenant	22
	C.	Hours of Service	22
	D.	Excess Usage by Tenant	22
	E.	Interruptions	22
	F.	After Hours HVAC	22
	G.	Paging	22

18.	Repair and Maintenance		23
	A.	Premises, Building and Outside Area	23
	B.	Control and Reconfiguration	24
	C.	Waiver	25
	D.	Compliance with Governmental Regulations	25
	E.	Repair Where Tenant at Fault	25

19.	Fixtures		25

20.	Liens		26

21.	Landlord’s Right to Enter the Premises		26

22.	Signs		26

23.	Insurance		27
	A.	Indemnification	27
	B.	Tenant’s Insurance	27
	C.	Landlord’s Insurance	28
	D.	Evidence of Insurance	28
	E.	Co-Insurer	28
	F.	Insurance Requirements	28
	G.	No Limitation of Liability	28
	H.	Landlord’s Disclaimer	29

24.	Waiver of Subrogation		29

25.	Damage or Destruction		29
	A.	Partial Damage — Insured	29
	B.	Partial Damage — Uninsured	29
	C.	Total Destruction	30
	D.	Tenant’s Election	30
	E.	Landlord’s Obligations	30
	F.	Damage Near End of Term	31

26.	Condemnation		31
	A.	Total Taking — Termination	31
	B.	Partial Taking	31
	C.	No Apportionment of Award	31
	D.	Temporary Taking	31

27.	Assignment and Subletting		32
	A.	Landlord’s Consent	32
	B.	Information to be Furnished	32
	C.	Landlord’s Alternatives	32
	D.	Proration	33
	E.	Executed Counterpart	33
	F.	Surrender of Lease	33
	G.	No Mortgages	33
	H.	Effect of Default	33
	I.	Permitted Transfers	34

28.	Sale Lease-Back		34

29.	Default		35
	A.	Tenant’s Default	35
	B.	Remedies	35
	C.	Landlord’s Default	37

31.	Notices		38

33.	Estoppel Certificates		38

34.	Transfer of the Project by Landlord		39

35.	Landlord’s Right to Perform Tenant’s Covenants		39

36.	Tenant’s Remedy		40

37.	Mortgagee Protection		40

38.	Brokers		40

39.	Acceptance		40

40.	Recording		40

41.	Modifications for Lender		40

42.	Parking		41

43.	Use of Property Name Prohibited		41

44.	Interest		41

45.	Quitclaim		41

46.	Security		41
	A.	Landlord Reservations	41
	B.	Tenant Prohibitions	42
	C.	Security Regulations	42

47.	Right of First Offer		43

48.	Ownership of Furniture and Fixtures		44

49.	General		44
	A.	Captions	44
	B.	Executed Copy	44
	C.	Time	44
	D.	Severability	44
	E.	Choice of Law	44
	F.	Interpretation	44
	G.	No Effect of Remeasurement	45
	H.	Binding Effect	45
	I.	Waiver	45
	J.	Entire Agreement	45
	K.	Authority	45
	L.	Exhibits	45
	M.	Counterparts	45

EXHIBIT A PREMISES			47

EXHIBIT B PROPERTY			48

EXHIBIT C TENANT IMPROVEMENTS WORK LETTER			49

EXHIBIT D COMMENCEMENT DATE MEMORANDUM	57

EXHIBIT E RULES AND REGULATIONS	58

EXHIBIT F BUILDING SERVICES	63

OFFICE LEASE AGREEMENT

INFORMATION SHEET

(“INFORMATION SHEET”)

A.	PARTIES
	1.	Landlord:		EXPONENT REALTY, LLC, a Delaware limited liability company

	2.	Tenant:		GERON CORPORATION, a Delaware corporation

B.	EFFECTIVE DATE			February 29, 2012

C.	BASIC LEASE PROVISIONS
	1.	Premises:
		a.	Address:	149 Commonwealth Drive Menlo Park, California 94025

		b.	Floor:	2nd Floor (including patio space associated with Suite # 2070)

		c.	Total Building rentable	153,736 square feet
area (approx.):

	2.	Rentable Area and Load
Factor:
		a.	Rentable Area (approx.)	30,174 rentable square feet, Suites known as #2020, 2040, 2055, 2069, 2070 and 2118

		b.	Load Factor (approx.)	15%

	3.	Term:		24 months, commencing on the Commencement Date of July 13, 2012 and ending on July 12, 2014, as such term may be extended or sooner terminated as provided in this Lease

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4.	Estimated Commencement
	Date:	July 13, 2012

5.	Tenant’s Building	Nineteen and sixty-three hundredth percent
	Percentage:	(19.63%)

6.	Base Rent:	* ($*) per rentable square foot per month full service (or $* monthly).

7.	Security Deposit:	None

8.	Base Year:	2012 for Operating Expenses

2012-2013 fiscal year for Real Property Taxes

As outlined in Section 5. Base Rent

9.	Adjustments to monthly	None.
Base Rent:

10.	Brokers:	None

11.	Address for Notices:

	Landlord:	Exponent Realty, LLC
149 Commonwealth Drive
Menlo Park, California 94025
Attn: Director of Corporate Facilities

	Tenant:	GERON CORPORATION
149 Commonwealth Drive, Suite 2070
Menlo Park, CA 94025
Attn: Legal Department

12.	TI Allowance:	As provided in Exhibit C – Tenant Improvements Work Letter.

13.	Normal Business Hours:	8AM to 5PM Monday to Friday Excluding holidays observed by Landlord
____________________

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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OFFICE LEASE AGREEMENT

     1. Parties. THIS OFFICE LEASE AGREEMENT (“Lease”), effective as of the date (“Effective Date”) set forth in section B of the Office Lease Agreement Information Sheet (“Information Sheet”), is entered into by and between Exponent Realty, LLC, a Delaware limited liability company (“Landlord”), and the entity set forth in section A.2. of the Information Sheet (“Tenant”).

     2. Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, a portion of that certain Building located in the City of Menlo Park, County of San Mateo, State of California containing the total rentable floor area set forth in section C.2. of the Information Sheet, as more particularly shown on EXHIBIT A (“Premises”), and located at the address, as designated in section C.1. of the Information Sheet, together with a right in common to the Outside Area, as defined in Paragraph 3.K., of the Property, as defined in Paragraph 3.N. Tenant’s right to use the Outside Area shall be a right in common with other tenants of the Property and is subject to the reasonable rules and regulations and changes therein from time to time promulgated by Landlord governing the use of the Outside Area. The currently existing such rules and regulations are set forth on EXHIBIT E.

     3. Definitions. The following initially capitalized terms shall have the following meanings when used in this Lease:

          A. Alterations. Any alterations, additions or improvements made in, on or about the Building or the Premises after the Commencement Date, including, but not limited to, lighting, heating, ventilating, air conditioning, electrical, telecommunication cabling, partitioning, drapery and carpentry installations.

          B. Building. That certain building on the Property, commonly known as 149 Commonwealth Drive, Menlo Park, California 94025, containing an aggregate rentable area in the approximate amount set forth in section C.1.c. of the Information Sheet.

          C. CC&R’s. The declaration of covenants, conditions, restrictions and easements contained in that certain Grant Deed dated May 12, 1965 established by David D. Bohannon and Ophelia E. Bohannon and recorded on May 14, 1965 in Book 4953 at page 326 et. seq., of the Official Records of San Mateo County, California, as they may be amended from time to time. Tenant hereby acknowledges that it has received and read a copy of the present CC&R’s.

          D. City. The City of Menlo Park, in the State of California.

          E. Commencement Date. The Commencement Date of this Lease shall be the first day of the Lease Term determined in accordance with Paragraph 4.B.

          F. County. The County of San Mateo, in the State of California.

          G. HVAC. Heating, ventilating and air conditioning.

          H. Interest Rate. Interest Rate shall have the meaning set forth in Paragraph 44.

          I. Landlord’s Agents. Landlord’s authorized agents, together with any partners and any subsidiary, parent, and affiliate corporations, partnerships, limited liability partnerships or limited liability companies of Landlord, and any directors, officers, shareholders, members, managers, partners and employees of Landlord or of any such agents, partners, or subsidiary, parent or affiliate corporations, partnerships, limited liability partnerships or limited liability companies.

          J. Monthly Rent. The rent payable pursuant to Paragraph 5.A., as adjusted from time to time pursuant to the terms of this Lease. Such amount includes monthly Base Rent (as defined in section C.6 of the Information Sheet), the Monthly Operating Expense Reimbursement, as provided in such Paragraph 5.A(ii), and the Tenant Improvement Allowance Reimbursement, as provided in such Paragraph 5.A(iii).

          K. Outside Area. All areas and facilities within the Property, but outside the Building, provided and designated by Landlord for the general use and convenience of Tenant and other tenants and occupants of the Building, including, without limitation, the parking areas, access and perimeter roads, sidewalks, landscaped areas, service areas, trash disposal facilities, and similar areas and facilities, and the exterior walls and windows of the Building, subject to the reasonable rules and regulations and changes therein from time to time promulgated by Landlord governing the use of the Outside Area. The current rules and regulations are set forth on EXHIBIT E.

          L. Permitted Transferees. Such term has the meaning given to it in paragraph 27(i).

          M. Project. The Property, Building (including the Premises), and Outside Area.

          N. Property. That certain real property, described in EXHIBIT B upon which is located the Building.

          O. Real Property Taxes. Any form of assessment, license, fee, rent tax, real property tax, taxes, levy, interest or penalty (unless a result of Tenant’s delinquency), or tax (other than net income, estate, succession, inheritance, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is: (i) determined by the value or area of the Project or any part thereof (or any improvements now or hereafter made to the Project or any portion thereof by Landlord, Tenant or other tenants) or the rent and other sums payable hereunder by Tenant or by other tenants, including, but not limited to, Tenant’s gross income or Tenant’s excise tax levied by any of the foregoing authorities with respect to receipt of such Tenant Rent or Subrent or other sums due under this Lease; (ii) upon any legal or equitable interest of Landlord in the Project or any part thereof; (iii) upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Project; (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Project whether or not now customary or within the contemplation of the parties; (v) assessed for the purpose of constructing or maintaining or reimbursing the cost of construction of any streets, utilities or other public improvements; or (vi) surcharged against the parking area or (vii) levied upon any improvements to the Property or personal property of Landlord or Tenant located on or used exclusively in connection with the operation of the Project.

          P. Rent. Monthly Rent plus any other amounts payable by Tenant under this Lease, all other such amounts being additional rent hereunder for all purposes.

          Q. Sublet. Any assignment or transfer of any estate or interest in this Lease; any subletting or parting with or sharing of the occupation, control, or possession of the Premises, or of any part thereof or any right or privilege appurtenant thereto; allowing anyone to conduct business at or from the Premises (whether as concessionaire, franchisee, licensee, permittee, subtenant or otherwise); if Tenant is a corporation, any transfer of the effective voting control of Tenant; if Tenant is a partnership or limited liability company, any transfer of forty percent (40%) or more, in the aggregate, of the interests in either capital or profits of Tenant; any other transfer by voluntary or involuntary act or by operation of law (including by merger or consolidation); or any attempt to do any of the foregoing.

          R. Subrent. Any consideration of any kind (cash, non-cash or general intangibles) received, or to be received, by Tenant from a subtenant if such sums are related to Tenant’s interest in this Lease or in the Premises.

          S. Subtenant. The person or entity with whom a Sublet agreement is proposed to be or is made.

          T. Tenant Improvements. Those certain improvements to the Premises to be constructed by Landlord pursuant to EXHIBIT C, together with any future Alterations permitted under this Lease.

          U. Tenant’s Agents. Tenant’s agents, together with any subsidiary, parent and affiliates, and any employees, officers, directors, shareholders, members, managers, partners, contractors, representatives, invitees and licensees of Tenant or such subsidiary, parent or affiliate.

          V. Tenant’s Building Percentage. The percentage determined by dividing the approximate rentable square footage of the Premises by the approximate total rentable square footage of the Building. Tenant’s Building Percentage is currently agreed to be the percentage set forth in section C.5. of the Information Sheet.

          W. Tenant’s Personal Property. Tenant’s trade fixtures, furniture, equipment and other personal property in the Premises.

          X. Term. The term of this Lease set forth in Paragraph 4.A., as it may be sooner terminated under the terms hereof or as it may be extended hereunder pursuant to any options to extend granted herein or by any written amendments to or extensions of this Lease.

     4. Lease Term.

          A. Term. The Term shall be the period set forth in section C.3 of the Information Sheet, commencing on the Commencement Date, as defined below, and ending at midnight on the last day of such period, unless the Term is extended or sooner terminated, as hereinafter provided.

          B. Commencement Date. Commencement Date shall be defined to mean the earliest to occur of the following:

               (i) the date Tenant commences occupancy under this Lease of any portion of the Premises for the conduct of its business; or

               (ii) the Estimated Commencement Date specified in section C.4. of the Information Sheet.

     If for any reason Landlord does not or cannot deliver possession of all or any portion of the Premises to Tenant by the Estimated Commencement Date, Landlord shall not be subject to any liability therefore, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder, provided that such delay does not exceed thirty (30) days from the Estimated Commencement Date, but in such case, Tenant shall not be obligated to pay any Monthly Rent hereunder, until the date that Landlord delivers possession of the entire Premises to Tenant (which date shall then be deemed the Commencement Date). No such delay or adjustment in the Commencement Date shall alter the validity of this Lease or the nature or term of the obligations of Tenant hereunder, nor shall any such delay or adjustment cause the expiration date of this Lease to be later than July 12, 2014. If for any reason Landlord does not deliver possession of all or any portion of the Premises to Tenant for a period exceeding thirty (30) days from the Estimated Commencement Date, Tenant shall be entitled to terminate this Lease with respect to that portion of the Premises not delivered, and its obligations under this Lease shall cease with respect to, such portion of the Premises. Except as set forth in the Work Letter with respect to the hanging conference room wall, if Landlord fails to deliver at least ninety percent (90%) of the Premises by the Estimated Commencement Date, Tenant shall be entitled to terminate this Lease in its entirety. If Landlord fails to deliver the Premises in its entirety within ninety (90) days after the Estimated Commencement Date, Tenant shall be entitled to terminate this Lease in its entirety.

          C. Commencement Date Memorandum. When the actual Commencement Date is determined, the parties shall execute a Commencement Date Memorandum, in the form attached hereto as EXHIBIT D, setting forth the Commencement Date and Expiration Date.

          D. Early Entry. After receipt of a Certificate of Insurance from Tenant, Landlord shall permit Tenant to enter upon the Premises from and after the date of full execution of this Lease for the purpose of monitoring the planning and construction of the Tenant Improvements consisting of the Initial Installation by Landlord, in accordance with the provisions of EXHIBIT C, installing its furniture, fixtures and telephone, internet and data communications cabling and wiring, excluding the conduct of its business. Such early entry shall be at Tenant’s sole risk and subject to all the terms and provisions hereof, except for the payment of Monthly Rent which shall commence on the date set forth in Paragraph 4.B. Whereupon certain Suites are currently occupied by other tenants, immediately upon vacation of such Suites by the existing tenants, Tenant will be granted access to such Suites. With respect to Suites not currently occupied by other tenants, Tenant will be granted access immediately upon execution of this Lease and provision of a Certificate of Insurance as set forth herein. Upon reasonable prior written notice to Landlord, and subject to Landlord’s completion of any Tenant Improvements requested by Tenant pursuant to EXHIBIT C with respect thereto, Tenant will have the right to occupy Suite 2118 up to ninety (90) days prior to the Commencement Date. Should Tenant request occupancy of Suite 2118 prior to the Commencement Date, the parties will agree in writing upon a date certain for the commencement of such occupancy, and the rights and obligations of the Parties pursuant to this Lease with respect to Suite 2118, including, without limitation, Tenant’s obligation to pay Rent with respect to Suite 2118, shall be effective upon the date of such occupancy. Early occupancy by Tenant of any portion of the Premises, including Suite 2118, shall not cause the expiration date of this Lease to be later or earlier than July 12, 2014.

          E. Option To Extend.

               (i) Conditions to Exercise of Option. Provided that Tenant is not in Default under this Lease at the time of exercise of the option to extend or at the commencement of the extension term, Tenant shall have the right to extend the Term of this Lease for an additional period of two (2) years (“Extension Term”) commencing on August 1, 2014.

               (ii) Notice of Exercise. If Tenant elects to extend this Lease for the Extension Term, Tenant shall deliver written notice (“Exercise Notice”) of its exercise to Landlord not earlier than two hundred seventy (270) days prior to the Expiration Date of the initial Term of this Lease and not less than one hundred eighty (180) days prior to the Expiration Date of the initial Term of this Lease. Tenant’s failure to deliver the Exercise Notice in a timely manner shall be deemed a waiver of Tenant’s rights to extend the Term of this Lease.

               (iii) Terms of the Extension Term. The delivery of an Exercise Notice shall constitute an irrevocable election by Tenant to extend the Term of the Lease upon the terms, covenants and conditions set forth herein. The terms, covenants and conditions applicable to the Extension Term shall be the same terms, covenants and conditions of this Lease except that (i) Tenant shall not be entitled to any further option to extend after the Extension Term; (ii) the Monthly Base Rent for the Extension Term shall be adjusted as provided in Paragraph 5.D.; and (iii) no provisions relating to the initial delivery of the Premises to Tenant (including, but not limited to, any TI Allowance provisions) shall be applicable to the Extension Term if the Extension Term is exercised.

               (iv) Extension Option Personal to Original Tenant. The option to extend granted to Tenant pursuant to this Paragraph 4.E. shall not be assignable to any successor or assign of Tenant except for a Permitted Transferee, and shall terminate at the option of Landlord, if, at any time during the initial Term of this Lease, Tenant has subleased all or any portion of the Premises to any other party except for a Permitted Transferee. The foregoing right of termination shall only apply to that portion of the Premises subleased to a third party other than a Permitted Transferee, and shall survive with respect to any other portion of the Premises not so subleased by Tenant.

     5. Rent.

          A. Monthly Rent.

     Tenant shall pay the First Month’s Base Rent by the Commencement Date. Notwithstanding the foregoing, the parties acknowledge and agree that under that certain Office Lease Agreement dated May 1, 2007 by and between the parties (the “2007 Lease”), Tenant has previously paid in full all rent due with respect to Suite 2070 up to and including July 31, 2012. Accordingly, no Base Rent shall be due under this Lease by Tenant with respect to Suite 2070 from the Commencement Date up to and including July 31, 2012. Thereafter, on or before the first day of each calendar month, without prior notice or demand, deduction or offset, Tenant shall pay Monthly Rent to Landlord, in lawful money of the United States at the Office of the Landlord specified in section C.11. of the Information Sheet, or to such other place or person as Landlord may designate in the manner set forth in Paragraph 31. Monthly Rent shall consist of the sum of the following:

               (i) Base Rent. Base Rent in the amount specified in section C.6. of the Information Sheet.; and

               (ii) Monthly Operating Expense Reimbursement. The Monthly Operating Expense Reimbursement (“Monthly Operating Expense Reimbursement”) shall equal to one twelfth (1/12) of Tenant’s Building Percentage of the amount by which Landlord’s estimate of the Operating Expenses for the relevant calendar year of the Term exceeds the Base Year Operating Expenses, as such terms are defined in Paragraph 15.

               (iii) Tenant Improvement Allowance Reimbursement. The Tenant Improvement Allowance Reimbursement (“Tenant Improvement Allowance Reimbursement”) shall equal, for every * dollar ($*) per square foot of Tenant Improvement Allowance utilized by Tenant in accordance with EXHIBIT C, the amount of * ($*) divided by the number of months remaining in the Term at the time such Tenant Improvement Allowance is utilized, multiplied by the rentable area specified in section C.2.a. of the Information Sheet. Reimbursement of any Tenant Improvement Allowance hereunder shall commence with the first payment of Monthly Rent due immediately after utilization of the Tenant Improvement Allowance by Tenant.

          B. Prorations.

     If the Commencement Date is not the first (1st) day of a month, or if the termination date is not the last day of a month, a prorated monthly installment based on a thirty (30) day month shall be paid for the fractional month during which this Lease commences or terminates.

          C. Periodic Adjustments.

     There shall be no periodic adjustments to the monthly Base Rent to be paid by Tenant during the Term of this Lease.

          D. Determination of Monthly Base Rent During Extension Term.

               (i) Extension Term Initial Monthly Base Rent. The monthly Base Rent payable during the first year of the Extension Term (the “Extension Term Initial Monthly Base Rent”) shall be the then-prevailing fair market rental value for the comparable space located in the Menlo Park area, but in no event be less than the monthly Base Rent as provided in section C.6 of the Information Sheet, or greater than one hundred and twenty percent (120%) of the monthly Base Rent as provided in section C.6 of the Information Sheet. The Extension Term Initial Monthly Base Rent shall increase by three percent (3%) on an annual basis.

____________________

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

               (ii) Fair Market Rental Value. Fair Market Rental Value as used herein shall mean: 100% of the monthly base rent and other amounts new tenants are then generally agreeing to pay under leases then being executed or renewed for comparable, improved office space in the Highway 101/Menlo Park submarket for office space. In determining the fair market rental value of the Premises during the Extension Term, consideration shall be given to all relevant factors, including, without limitation, such factors as credit-worthiness of the tenant, the duration of the term, any rental or other concessions granted, whether a broker’s commission or finder’s fee will be paid, responsibility for Operating Expenses, the uses of the Premises permitted under this Lease and the quality, condition, size, design and location of the Premises. Notwithstanding anything to the contrary contained in this Lease, the Base Year for the Extension Term for purposes of determining Tenant’s share of Monthly Operating Expenses during the Extension Term shall be the calendar year in which the Extension Term commences.

               (iii) Landlord and Tenant to Seek to Agree. Landlord and Tenant shall have thirty (30) days after Landlord receives the Exercise Notice in which to seek to agree on the Extension Term Initial Monthly Base Rent. If Landlord and Tenant agree on the Extension Term Initial Monthly Base Rent during such thirty (30) day period (or at any time thereafter), they shall promptly execute an amendment to this Lease confirming the Extension Term Initial Monthly Base Rent as so agreed as the monthly Base Rent for the first year of the Extension Term.

               (iv) Selection of Brokers to determine the Extension Term Initial Monthly Base Rent. If Landlord and Tenant are unable to agree on the Extension Term Initial Monthly Base Rent within the thirty (30) day period, then within ten (10) days after the expiration of the thirty (30) day period, Landlord and Tenant each, at its cost and by giving notice to the other party, shall appoint a licensed commercial real estate broker with at least five (5) years’ full-time commercial brokerage experience in the geographical area of the Project (a “Broker”) to evaluate and set the Extension Term Initial Monthly Base Rent. If either Landlord or Tenant does not appoint a Broker within ten (10) days after the other party has given notice of the name of its Broker, the single Broker appointed shall be the sole Broker and shall set the Extension Term Initial Monthly Base Rent. If two (2) Brokers are appointed by Landlord and Tenant as stated in this Paragraph, they shall meet promptly and attempt to set the Extension Term Initial Monthly Base Rent. If the two (2) Brokers are unable to agree within thirty (30) days after the second Broker has been appointed, they shall attempt to select a third Broker meeting the qualifications stated in this Paragraph (with the additional qualification that such third Broker shall have had no prior, current, or presently committed future business or personal relationship with either Landlord or Tenant) within ten (10) days after the last day the two (2) Brokers are given to set the Extension Term Initial Monthly Base Rent; provided, however, if the two Broker’s proposed Extension Term Initial Monthly Base Rent figures are ten percent (10%) or less apart, the two figures shall be added together and such total be divided by two to determine the Extension Term Initial Monthly Base Rent. If they are unable to agree on the third Broker, either Landlord or Tenant, by giving ten (10) days’ notice to the other party, can apply to the then Presiding Judge of the Superior Court of San Mateo County for the selection of a third Broker who meets the qualifications stated in this Paragraph. Landlord and Tenant each shall bear one-half (1/2) of the cost of appointing the third Broker and of paying the third Broker’s fee. Any time period set forth herein may be extended if mutually agreed in writing by the parties, to allow for further negotiation.

               (v) Value Determined by Three (3) Brokers. Within thirty (30) days after the selection of the third Broker, a majority of the Brokers shall set the Extension Term Initial Monthly Base Rent. If a majority of the Brokers is unable to set the Extension Term Initial Monthly Base Rent within the stipulated period of time, the three (3) evaluations shall be added together and their total divided by three (3); the resulting quotient shall be the Extension Term Initial Monthly Base Rent for the Premises. If the low evaluation is more than ten percent (10%) lower than the middle evaluation, the low evaluation shall be disregarded; if the high evaluation is more than ten percent (10%) higher than the middle evaluation, the high evaluation shall be disregarded. If only one (1) evaluation is disregarded, the remaining two (2) evaluations shall be added together and their total divided by two (2); the resulting quotient shall be the Extension Term Initial Monthly Base Rent for the Premises. If both the low evaluation and the high evaluation are disregarded as stated in this Paragraph, the middle evaluation shall be the Extension Term Initial Monthly Base Rent for the Premises.

               (vi) Notice to Landlord and Tenant. After the Extension Term Initial Monthly Rent for the first year of the Extension Term has been set, the Brokers shall notify Landlord and Tenant immediately and Landlord and Tenant shall promptly execute an amendment to this Lease confirming the Extension Term Initial Monthly Rent as so determined as the Monthly Rent for the first year of the Extension.

     6. Late Payment Charges. TENANT ACKNOWLEDGES THAT LATE PAYMENT BY TENANT TO LANDLORD OF RENT AND OTHER CHARGES PROVIDED FOR UNDER THIS LEASE WILL CAUSE LANDLORD TO INCUR COSTS NOT CONTEMPLATED BY THIS LEASE, THE EXACT AMOUNT OF SUCH COSTS BEING EXTREMELY DIFFICULT OR IMPRACTICABLE TO FIX. THEREFORE, IF ANY INSTALLMENT OF RENT OR ANY OTHER CHARGE DUE FROM TENANT IS NOT RECEIVED BY LANDLORD WITHIN TEN (10) DAYS FOLLOWING THE DATE OF LANDLORD’S DELIVERY OF WRITTEN NOTICE TO TENANT STATING THAT SUCH AMOUNT WAS NOT RECEIVED ON OR BEFORE THE DATE DUE, TENANT SHALL PAY TO LANDLORD AN ADDITIONAL SUM EQUAL TO FIVE PERCENT (5%) OF THE AMOUNT OVERDUE AS A LATE CHARGE. THE PARTIES AGREE THAT THIS LATE CHARGE REPRESENTS A FAIR AND REASONABLE ESTIMATE OF THE COSTS THAT LANDLORD WILL INCUR BY REASON OF THE LATE PAYMENT BY TENANT. SUCH LATE CHARGE SHALL BE IN ADDITION TO, AND NOT IN LIEU OF, ANY INTEREST THAT MAY ACCRUE ON ANY SUCH OVERDUE AMOUNT PURSUANT TO THE PROVISIONS OF PARAGRAPH 44.

Initials:

/s/ Richard Schlenker	/s/ John A. Scarlett
Landlord	Tenant

     7. Security Deposit. No security deposit shall be required by this Lease.

     8. Holding Over. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term, without the consent of Landlord, such tenancy shall be from month-to-month only and not a renewal hereof or any extension for any further term, and in such case, Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Monthly Rent paid during the last month of the Term and all other sums due hereunder shall be payable in the amount and at the time applicable at the time of expiration and at the time specified in this Lease and such month-to-month tenancy shall be subject to every other term, covenant and agreement of this Lease, excluding any option to extend the Term. In addition, Tenant shall defend, indemnify and hold Landlord, and Landlord’s Agents free and harmless from and against any claim, loss, liability, expense or damage, including reasonable attorneys’ fees and costs, arising out of Tenant’s failure to surrender the Premises at the expiration of the Term, including, without limitation, any such damages resulting from Landlord’s inability to honor its commitments to any other tenant for the Premises.

     9. Tenant Improvements. Landlord shall provide, for Tenant’s benefit, the Tenant Improvement Allowance set forth in Paragraph 2(f) of the Work Letter attached hereto as EXHIBIT C. Tenant shall have the right, but not the obligation, to utilize some or all of such Tenant Improvement Allowance for the purpose of constructing any Tenant Improvements permitted under this Lease (including, without limitation, the Initial Installation (as defined by the Work Letter) or any future Alterations). Landlord and Tenant agree to the terms and procedures for the planning, construction and funding of the construction of the Tenant Improvements comprising the Initial Installation as set forth in EXHIBIT C.

     10. Condition of Premises. Landlord represents and warrants that the Building complied with all local and state codes and ordinances and all American with Disabilities Act requirements at the time of construction in 1989 and has been maintained in compliance with the foregoing. Notwithstanding anything to the contrary set forth in this Lease, should applicable law or any government agency require modification of the Outside Area or common space within the Building, or of the Premises, to permit use of thereof for general office purposes, such modifications will be at Landlord’s sole cost. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises in “As Is” condition (except for the Initial Installations as set forth in Exhibit C), in good, clean and completed condition and repair, subject to all applicable laws, codes and ordinances. Tenant acknowledges that, except as expressly set forth in this Lease, neither Landlord nor Landlord’s Agents have made any representations or warranties as to the suitability or fitness of the Premises or any other part of the Project (including, without limitation, the intra-building network cabling) for the conduct of Tenant’s business or for any other purpose, nor has Landlord or Landlord’s Agents agreed to undertake any Alterations or construct any Tenant Improvements to the Premise except as expressly provided in EXHIBIT C of this Lease.

     11. Use of the Premises.

          A. Tenant’s Use. Tenant shall use the Premises solely for general office purposes and shall not use the Premises for any other purpose without obtaining the prior written consent of Landlord, which Landlord may withhold in its sole and absolute discretion. Tenant agrees that the Property is subject and this Lease is subordinate to the CC&R’s, a copy of which has been provided to Tenant. Tenant acknowledges that it has read the CC&R’s and knows the contents thereof. Throughout the Term, Tenant shall faithfully and timely perform and comply with the CC&R’s and any modification or amendments thereof, provided that Tenant is notified thereof by Landlord. Tenant shall comply with all duly adopted rules, regulations and restrictions as may be adopted from time to time by any committee established pursuant to the CC&Rs (“Association”), provided that Tenant is notified thereof by Landlord. Any periodic or special dues or Outside Area assessments of the Association shall be included within the definition of Operating Expenses pursuant to Paragraph 15.B. and Tenant shall pay Tenant’s Building Percentage of such amounts over the Base Year amounts as further set forth in Paragraph 15. Tenant shall defend, indemnify and hold Landlord, and Landlord’s Agents free and harmless from and against any claim, loss, liability, expense or damage, including reasonable attorneys’ fees and costs, arising out of the actual or asserted failure of Tenant to perform or comply with the CC&R’s. Tenant shall not permit or make any use of the Premises which will increase the existing rate of insurance upon the Project, or cause the cancellation of any insurance policy covering the Project, or any part thereof. If the existing rate of insurance shall be increased or any insurance policy covering the Project is canceled as a result of Tenant’s or Tenant’s Agent’s acts or omissions, then Landlord, in addition to such remedies as Landlord may have under this Lease or pursuant to law or equity, shall be entitled to reimbursement from Tenant within ten (10) days after receipt of written demand therefor for the entire amount of said increase or any additional amount which must be paid for a new insurance policy.

          B. Compliance. Tenant shall not use the Project or permit Tenant’s Agents to do anything in or about the Project in conflict with any law, statute, zoning restriction, ordinance or governmental law, rule, regulation or requirement of duly constituted public authorities now in force or which may hereafter be in force, or the requirements of the Board of Fire Underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Project. If any law, statute, zoning restriction, ordinance or governmental law, rule, regulation or requirement of duly constituted public authorities requires any capital improvement to the Premises or the Building solely as the result of Tenant’s particular use of the Premises, then Tenant shall be responsible for the same (or at the election of Landlord, for reimbursing Landlord for the cost of performing the same); provided, however, that if such capital improvement is so required for any reason other than Tenant’s particular use of the Premises, then Landlord shall be responsible for the same, at Landlord’s sole cost and expense, subject to Landlord’s right to include such amounts as Operating Expenses on an amortized basis as provided in Paragraph 15.B. Tenant shall not abandon the Premises; provided, however, that if Tenant vacates the Premises while performing all of Tenant’s other obligations under this Lease, such vacation shall not be deemed an abandonment and a Default hereunder. Tenant shall not commit any public or private nuisance or any other act or practice which might or would disturb the quiet enjoyment of any other tenant of Landlord or any occupant of nearby properties. Tenant shall place no loads upon the floors, walls or ceilings in excess of the maximum designed load determined by Landlord or which endanger the structure; nor place any harmful liquids in the drainage systems; nor dump or store waste materials or refuse or allow such to remain outside the Building proper, except in the enclosed trash areas provided. Tenant shall not store or permit to be stored or otherwise placed any material of any nature whatsoever outside the Building. If as a result of any Tenant-specific use or change in Tenant-specific use of the Premises by Tenant, any alterations are required to the Premises, the Building or the Project by applicable laws, including, without limitation, the Americans with Disabilities Act or any state or local building, fire or safety codes, ordinances or regulations, Tenant shall be responsible for the same (or at the election of Landlord, for reimbursing Landlord for the cost of performing the same). Except as expressly set forth in this Lease, any alterations required to the Premises, the Building or the Project by applicable laws, including, without limitation, The Americans with Disabilities Act or any state or local building, fire or safety codes, ordinances or regulations, shall be at Landlord’s cost.

          C. Toxic Material. Tenant, at its sole cost, shall comply with and cause Tenant’s Agents to comply with all laws relating to the storage, use and disposal of hazardous, toxic or radioactive matter, including those materials identified in Sections 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30 (“Title 22”) as they may be amended from time to time (collectively, “Toxic Materials”). If Tenant or Tenant’s Agents desire to store, use or dispose of any Toxic Materials in, on or about the Premises (other than the storage and use of reasonable quantities of customary office supplies), Tenant shall first request and obtain Landlord's approval to such proposed storage, use or disposal in writing, which request must be made at least ten (10) days prior to the storage, use or disposal thereof in, on or about the Premises. Whether or not Landlord is aware or approves of the storage, use or disposal of any Toxic Material by Tenant or Tenant’s Agents, Tenant shall be solely responsible for and shall defend, indemnify and hold Landlord and Landlord's Agents harmless from and against all claims, costs and liabilities, including reasonable attorneys' fees and costs, arising out of or in connection with the storage, use, generation, transportation, disposal or release of Toxic Materials by Tenant or Tenant’s Agents, including without limitation, any such claims, costs, damages and liabilities (including reasonable attorneys' fees and costs) arising out of or in connection with any investigation, testing, remediation, removal, clean-up and/or restoration services, work, materials and equipment necessary to return the Premises and any other property of whatever nature to their condition existing prior to the storage, use, generation, transportation, disposal or release of Toxic Materials by Tenant or Tenant’s Agents in, on or about the Premises or the Project, and to otherwise satisfactorily investigate and remediate the contamination arising therefrom to the reasonable satisfaction of Landlord and all governmental authorities. The foregoing indemnification obligation shall likewise apply to Landlord with respect to Tenant and Tenant’s Agents, as to any Toxic Materials maintained in the Building by Landlord. If at any time during or after the term of this Lease, as it may be extended, Tenant becomes aware of any injury, investigation, administrative proceeding, or judicial proceeding regarding the storage, use or disposition of any Toxic Materials by Tenant or Tenant's Agents on or about the Premises or the Project, Tenant shall within five (5) days after first learning of such injury, investigation or proceeding give Landlord written notice advising Landlord of same. Tenant acknowledges receipt of a copy of that certain June 1998 Focused Environmental Site Assessment, 149 Commonwealth Drive, Menlo Park, California, dated as of August 16, 1998, prepared by The Gauntlett Group, LLC, together with all attachments thereto (“Site Assessment”), that Landlord previously made available to Tenant, and which Tenant agrees to maintain in confidence. In addition, Landlord utilizes Toxic Materials in the operation of its business. Landlord represents and warrants to Tenant that Landlord uses all such Toxic Materials in compliance with all applicable laws, rules, regulations and ordinances.

          D. Transportation Systems Management. Tenant shall comply with the requirements of the City or County mandated parking or transportation systems management ordinances.

          E. Rules and Regulations. The Rules and Regulations for the Project in effect as of the Effective Date are attached hereto as EXHIBIT E. Landlord reserves the right to adopt or amend the Rules and Regulations from time to time in its reasonable discretion. Tenant agrees that Tenant, its employees and agents and, to the extent Tenant can require the same, its invitees, shall observe and perform the Rules and Regulations as they may be amended or adopted. A breach of the Rules and Regulations by Tenant or such persons shall constitute a Default under this Lease as if the Rules or Regulations were contained in this Lease as covenants of the Tenant. Tenant acknowledges that Landlord has no obligation to enforce, and shall have no liability for non-enforcement of, the Rules and Regulations. Notwithstanding the foregoing, in the event of any inconsistency between the Rules and Regulations and the provisions of this Lease, the provisions of this Lease shall control, and Landlord shall not enforce the Rules and Regulations in a discriminatory manner.

          12. Quiet Enjoyment. Landlord covenants that Tenant, upon performing the terms, covenants and conditions of this Lease, shall have quiet and peaceful possession of the Premises as against any person claiming the same by, through or under Landlord.

          13. Alterations. Landlord hereby consents to certain Tenant Improvements, on the terms and subject to the conditions of Exhibit C. Tenant shall not make or permit any Alterations in, on or about the Premises without the prior written consent of Landlord, and according to plans and specifications approved in writing by Landlord, which consent and approval shall not be unreasonably withheld, conditioned or delayed. Except in the case of the Tenant Improvements which are the subject of the Initial Installation, Landlord, at its sole option, may, however, require as a condition to the granting of any such consent, that Tenant provide to Landlord, at Tenant’s sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1½) times any and all estimated costs of any intended improvements to the Premises, to insure Landlord against any liability for mechanics’ and materialmen’s liens and to insure completion of the work. Except in the case of the Tenant Improvements which are the subject of the Initial Installation, and unless otherwise agreed in writing by the parties, Tenant shall, at its sole cost and expense, obtain all necessary permits and governmental inspections and approvals required in connection with any Alterations. All Alterations shall be installed at Tenant’s sole expense (except as expressly set forth in this Lease), in compliance with all applicable laws (including, but not limited to, The American With Disabilities Act, and any state or local building, fire or safety codes, ordinances or regulations), the Rules and Regulations and the CC&R’s, by Landlord’s contractor unless otherwise agreed by the parties. All Alterations shall be done in a good and workmanlike manner conforming in quality and design with the Premises existing as of the Commencement Date, and shall not diminish the value of the Project. All Alterations made by Tenant shall be and become the property of Landlord upon installation and shall not be deemed Tenant’s Personal Property. Notwithstanding any other provisions of this Lease, Tenant shall be solely responsible for the maintenance and repair of any and all Alterations made by it to the Premises. Tenant shall give Landlord written notice of Tenant’s intention to perform any Alterations on the Premises at least twenty (20) days prior to the commencement of such Alterations to enable Landlord to post and record an appropriate Notice of Non-responsibility or other notice deemed proper before the commencement of any such Alterations.

     14. Surrender of the Premises. Tenant shall not be required to restore or remove, or to pay Landlord for the restoration or removal of, any portion of the Initial Installation (as defined by the Work Letter attached hereto as Exhibit C) or any other improvement or alterations completed prior to the Commencement Date of this Lease, including, without limitation, any improvements or alterations completed or undertaken under the 2007 Lease, or future Alterations, provided that such future Alterations are approved in writing by Landlord in advance, such approval not to be unreasonably withheld. Except as permitted in this Lease, upon the expiration or earlier termination of the Term, Tenant shall surrender the Premises to Landlord in its condition existing as of the Commencement Date, normal wear and tear and fire or other insured casualty for which Tenant is not otherwise obligated under the provisions of Paragraph 18 to repair excepted, with all interior areas cleaned. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if Tenant was responsible for maintaining the same under the provisions of Paragraph 18 and if the same could reasonably have been prevented by good maintenance practices by Tenant. Except as otherwise stated in this Lease, Tenant shall leave the air lines, power panels, electrical distribution systems, voice and data wiring, lighting fixtures, air conditioning, window coverings, wall coverings, carpets, wall paneling, ceilings, and plumbing on the Premises and in good operating condition. Tenant shall prior to the expiration or termination of the Term remove all Tenant’s Personal Property, including security wiring installed by Tenant if requested by Landlord, and repair any damage and perform any restoration work caused or necessitated by any such removal. If Tenant fails to remove Tenant’s Personal Property, and such failure continues after the termination of this Lease, Landlord may retain such property and all rights of Tenant with respect to it shall cease, or Landlord may place all or any portion of such property in public storage for Tenant’s account. Tenant shall be liable to Landlord for costs of removal of Tenant’s Personal Property and storage and transportation costs of same, and the cost of repairing and restoring the Premises, together with interest at the Interest Rate from the date of expenditure by Landlord until paid.

     15. Operating Expenses.

          A. Payment by Tenant. During the Term of this Lease, Tenant shall pay to Landlord, as Rent on a monthly basis as set forth in Paragraph 5.A (ii)., one-twelfth (1/12) of Tenant’s Building Percentage of the amount by which Landlord’s estimate of the Operating Expenses for each calendar year during the Term (after the Base Year) are estimated by Landlord to exceed the Operating Expenses incurred by Landlord for the Base Year, as such Base Year is specified in section C.8. of the Information Sheet (“Base Year Operating Expenses”).

          B. Operating Expenses. The term “Operating Expenses” shall mean all expenses, costs and disbursements (but not capital improvements except as otherwise expressly provided below, or specific costs especially billed to and paid by specific tenants) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, maintenance, repair or operation of the Project and such additional building or Outside Area facilities in subsequent years as may be determined by Landlord to be necessary or appropriate. Operating Expenses shall include, but not be limited to, the following, all of which shall be included in the Base Year:

               (i) Wages and salaries of all employees engaged in the operation, maintenance and security of the Project, including taxes, insurance and benefits relating thereto; and the rental cost and overhead of any office and storage space used to provide such services;

               (ii) All supplies and materials used in operation, repair and maintenance of the Project;

               (iii) Cost of all utilities, including surcharges, for the Project, including the cost of water, sewer, gas, power, heating, lighting, air conditioning and ventilating for the Project;

               (iv) Cost of all maintenance and service agreements for the Project and the equipment thereon, including but not limited to, security and energy management services, window cleaning, floor waxing, elevator maintenance, janitorial service, engineers, gardeners, and trash removal services;

               (v) Cost of all insurance which Landlord or Landlord’s lender deems necessary or appropriate for the Project such as the cost of “All-Risk” property insurance including, at Landlord’s option, earthquake and flood coverage, insurance against loss of rents on an “All-Risk” basis, and a lender’s loss payable endorsement in favor of any lenders with respect to the Project, and naming Landlord and such lenders as insureds; and casualty and liability insurance applicable to the Building, Property and Outside Area and Landlord’s personal property used in connection therewith, naming Landlord and Landlord’s Agents as named or additional insureds;

               (vi) Cost of repairs and general maintenance (excluding repairs and general maintenance to the extent then paid by proceeds of insurance or other third parties);

               (vii) A management fee of no more than three percent (3%) of annual gross rentals generated by the Project (which management may be provided either by Landlord, affiliates of Landlord and/or by third parties) (the “Management Fee”), and with any space in the Project utilized by Landlord deemed to be leased at the rate of Monthly Rent under this Lease (on a rentable square foot basis);

               (viii) The costs of any additional services not provided to the Project at the Commencement Date but thereafter provided by Landlord in its management of the Building, Property or Outside Area;

               (ix) The cost of only those capital improvements (including interest) made to the Project after the Effective Date that are (i) intended to reduce other Operating Expenses (as to which the amortized cost to be included in Operating Expenses in any year shall be limited to the actual reduction in Operating Expenses during such year as a result thereof or (ii) are required to be made in order to conform to any changes subsequent to the Commencement Date in any applicable laws, ordinances, rules, regulations or orders of any governmental agencies having jurisdiction over the Building or which enhance in any material respect the general appearance or use of the Project or any portion thereof, with the cost of such capital improvements described in clauses (i) and (ii) above being amortized with interest at an annual rate of eight percent (8%) simple over the period Landlord reasonably determines to be the useful life of the capital improvement, consistent with applicable governmental requirements and generally accepted accounting principles consistently applied;

               (x) Real Property Taxes, as that term is defined in Paragraph 16; and

               (xi) Assessments, dues and other amounts payable pursuant to the CC&R’s, including any and all assessments and dues of the Association.

     The cost of additional or extraordinary services requested by Tenant and not paid or payable by Tenant pursuant to other provisions of this Lease shall be payable by Tenant on a monthly basis.

     Operating Expenses shall not include:

(a)	the cost of any additional or extraordinary services provided to other tenants of the Building;

(b)	costs paid for directly by Tenant;

(c)	principal and interest payments on loans secured by deeds of trust recorded against the Project;

(d)	real estate sales or leasing brokerage commissions;

(e)	executive salaries of off-site personnel employed by Landlord except for the charge (or pro rata share) of the manager of the Project (which manager’s salary is not included within the Management Fee).

(f)	attorneys’ fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with Tenant, other occupants, or prospective tenant or occupants;

(g)	renovating or otherwise improving, decorating, painting or redecorating spaces for tenants or other occupants of the Project;

(h)	costs incurred due to violations by Landlord or any tenant of the terms and conditions of any lease;

(i)	advertising and promotional expenditures;

(j)	any fines or penalties incurred due to violations by Landlord of any law or governmental rule or authority;

(k)	the cost of any items for which the Landlord is actually reimbursed by condemnation proceeds, insurance carried (or required by this Lease to be carried and not so carried) or by warranty or for which Landlord is otherwise actually compensated;

(l)	costs for sculpture, painting or other objects of art;

(m)	charitable contributions;

(n)	any costs relating to Toxic Materials, asbestos and the like not resulting from actions of Tenant;

(o)	costs incurred by Landlord due to the negligence or misconduct of Landlord or its agents, contractors, licensees and employees or the violation by Landlord or any tenants or other occupants of the terms and conditions of any lease of space or other agreements including this Lease.

     The Landlord shall not recover under this Section 15 or elsewhere in this Lease any item of cost more than once.

          C. Adjustment.

               (i) Projected Increases. Prior to or at any time after the commencement of each calendar year during the Term following the Base Year, Landlord may provide Tenant with notice of Landlord’s reasonable estimate of the amount by which the then current year’s Operating Expenses are projected, if at all, to exceed the Base Year Operating Expenses (the “Projected Increase in Operating Expenses”). Tenant shall thereafter during such year pay adjusted Monthly Rent which shall include as the Monthly Operating Expense Reimbursement an amount equal to one-twelfth (1/12) of Tenant’s Building Percentage multiplied by any Projected Increase in Operating Expenses.

               (ii) Accounting. Within ninety (90) days (or as soon thereafter as possible) after the close of each calendar year after the Base Year, Landlord shall provide Tenant a statement of (a) such year’s actual Operating Expenses, (b) the Base Year Operating Expenses, (c) the amount, if any, by which the actual Operating Expenses exceed the Base Year Operating Expenses (the “Actual Increase in Operating Expenses”), (d) the amount equating to Tenant’s Building Percentage of any Actual Increase in Operating Expenses and (e) the sum of any amounts theretofore paid by Tenant as Monthly Operating Expense Reimbursements pursuant to Paragraph 5.A. with respect to such year. If the amount set forth in clause (d) above exceeds the amount set forth in clause (e) above, Tenant shall pay the amount of such excess to Landlord within ten (10) days after receipt of such statement, which obligation shall survive the expiration or earlier termination of its Term of the Lease. If the amount set forth in clause (e) above exceeds the amount set forth in clause (d) above, Landlord shall, within thirty (30) days after the date of such statement, credit the amount of such excess against the next accruing payment(s) of Monthly Operating Expense Reimbursements or reimburse Tenant for same if this Lease has terminated prior to the date such determination is made. If Tenant disputes the amount of the Actual Increase in Operating Expenses stated in said statement, Tenant may designate, within sixty (60) days after receipt of such statement, an independent certified public accountant to inspect Landlord’s records, at Tenant’s sole cost. Tenant is not entitled to request that inspection, however, if Tenant is then in Default under this Lease. The accountant shall be a member of a nationally recognized accounting firm and shall not charge a fee based on the amount of the Actual Increase in Operating Expenses that the accountant is able to save Tenant by the inspection. Such accountant and Tenant shall, at Landlord’s option, prior to the occurrence of any such inspection, execute a confidentiality agreement in form reasonably acceptable to the parties thereto in which such accountant and Tenant agree to maintain Landlord’s books and records and the results of such inspection in confidence. Tenant shall give reasonable notice to Landlord of the request for inspection, and the inspection shall be conducted in Landlord’s offices at a reasonable time or times. If, after that inspection, Tenant still disputes the Actual Increase in Operating Expenses, a certification of the proper amount shall be made, at Tenant’s expense, by an independent certified public accountant mutually acceptable to Landlord and Tenant. That certification shall be final and conclusive. If any such certification demonstrates that Landlord’s statement overstated the amount of the Actual Increase in Operating Expenses by 5% or more, Landlord shall credit or reimburse the reasonable cost of the audit not to exceed $1,500.00 and the amount of Tenant’s Building Percentage thereof against the next accruing payment(s) of Monthly Operating Expense Reimbursements or reimburse Tenant for same if this Lease has terminated prior to the date such determination is made. Such reimbursement is Tenant’s sole remedy for any error in such statement from Landlord.

               (iii) Proration. Tenant’s liability to pay Tenant’s Building Percentage of Operating Expenses in excess of Base Year Operating Expenses shall be prorated on the basis of a 365-day year to account for any fractional portion of a year included at the commencement or expiration of the term of this Lease.

               (iv) Not Fully Occupied. Notwithstanding any other provision to the contrary, it is agreed that if the Building, in total, is less than ninety-five percent (95%) occupied during all or any portion of any calendar year (including, without limitation, the Base Year), an adjustment shall be made in calculating the Operating Expenses for the Project for such year so that Tenant’s Percentage of Operating Expenses in excess of the Base Year Operating Expenses shall be equivalent to the Operating Expenses calculated as though the Building, in total, had been ninety-five percent (95%) occupied during the entirety of such year.

               (v) Survival. Landlord and Tenant’s obligation to pay for or credit any increase or decrease in payments pursuant to this Paragraph shall survive the expiration or termination of the Term of this Lease.

          D. Failure to Pay or Reimburse. Failure of Tenant to pay or by Landlord to reimburse any of the charges required to be paid or reimburse under this Paragraph 15. shall constitute a breach of this Lease and Landlord’s remedies shall be as specified in Paragraph 29.B.

     16. Taxes and Assessments.

          A. Payment by Tenant. Except as provided for in Paragraph 16.C., Real Property Taxes for the Project shall be included within Operating Expenses pursuant to Paragraph 15.B.

          B. Annual Assessments. With respect to any taxes or assessments which may be levied against or upon the Project, or which under the laws then in force may be evidenced by improvement or other bonds or may be paid in annual installments, only the amount of such annual installment (with appropriate proration for any partial year) and interest due thereon shall be included within the computation of the annual taxes and assessments levied against the Project.

          C. Taxes Levied Against Tenant’s Alterations and Personal Property. In addition to Tenant’s obligation to pay its Building Percentage of Operating Expenses over Base Year Operating Expenses as provided in Paragraphs 15 and 16.A., (i) Tenant shall be responsible for and shall pay to the taxing authority prior to delinquency to the extent Tenant is billed directly, all Real Property Taxes assessed with respect to or against Tenant, or any fixtures, equipment, facilities, furniture, Tenant Alterations or other Personal Property owned by Tenant or placed, installed or located within, upon or about the Premises by Tenant or at Tenant’s direction (collectively “Personal Property Taxes”), and (ii) to the extent any Personal Property Taxes are billed to Landlord and Landlord elects not to include such Personal Property Taxes in Operating Expenses, Tenant shall be responsible for and shall pay to Landlord within ten (10) days after written notice from Landlord, the amount of such Personal Property Taxes so billed to Landlord. Tenant shall provide Landlord with evidence of Tenant’s payment of the same upon Landlord’s request.

          D. Failure to Pay. Failure of Tenant to pay any of the charges required to be paid under this Paragraph 16 shall constitute a Default, and Landlord’s remedies shall be as specified in Paragraph 29.B.

     17. Utilities and Services.

          A. Services Provided by Landlord. Landlord shall provide heating, ventilation, air conditioning, security, janitorial and normal office trash removal service, mail pickup and delivery (not to include postage), reception service at the main Building lobby during normal business hours as defined by Paragraph C.13 of the Information Sheet, and such other services as are set forth in EXHIBIT F, and reasonable amounts of electricity for normal lighting and office machines, water for reasonable and normal drinking and lavatory use, and replacement light bulbs and/or fluorescent tubes and ballasts for standard overhead fixtures. Except for those services as to which costs are set forth in EXHIBIT F, costs of all such services shall be included in Operating Expenses, pursuant to Paragraph 15.B.

          B. Services Exclusive to Tenant. Tenant shall pay for all telephone and other utilities and services specially or exclusively supplied and/or metered exclusively to the Tenant, together with any taxes thereon. Any such services that are not separately metered to the Premises shall be included in Operating Expenses, pursuant to Paragraph 15.B.

          C. Hours of Service. Said services shall be provided during generally accepted business days and hours or such other days or hours as may hereafter be set forth. Utilities shall be provided on a twenty-four hour basis, subject to the provision of this Paragraph 17.

          D. Excess Usage by Tenant. Tenant shall not have connection to the utilities except by or through existing outlets and shall not install or use machinery or equipment in or about the Premises that uses excess water, lighting or power, or suffer or permit any act that causes extra burden upon the utilities or services, including but not limited to security services, over standard office usage for the Project. Landlord shall require Tenant to reimburse Landlord for any excess expenses or costs that may arise out of a breach of this subparagraph by Tenant. Landlord may, in its sole discretion, install at Tenant’s expense supplemental equipment and/or separate metering applicable to Tenant’s excess usage or loading.

          E. Interruptions. There shall be no abatement of Rent and Landlord shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Landlord’s reasonable control or in cooperation with governmental request or directions.

          F. After Hours HVAC. No additional charge will be levied by Landlord for occasional after hour use of HVAC. Tenant will use bypass switches presently installed. In the event additional HVAC is required for an individual area within the Premises, a separate HVAC unit with check meter will be installed to record usage, at the sole expense of Tenant. Tenant will reimburse Landlord at the rate charged by the utility company for this usage.

          G. Paging. The paging system is divided into sub-zones whereby Tenant will have the ability to page personnel within the confines of the Premises. In the event of an emergency or building evacuation, Landlord will have the capability to make paging announcements in the Premises. Tenant shall not adjust, alter, or remove any Landlord paging system equipment at any time.

     18. Repair and Maintenance.

          A. Premises, Building and Outside Area.

               (i) Maintenance and Repair; Landlord’s Obligations. Landlord shall keep the Project, including the Premises, interior and exterior walls, roof, and common areas and the equipment, whether used exclusively for Tenant or in common with Landlord or other tenants, in good condition and repair; provided, however, Landlord shall not be obligated to paint, repair or replace wall coverings, or to repair or replace any Tenant Improvements, Alterations, or any improvements that are not ordinarily a part of the Building or are above then Building standards. Except as provided in Paragraph 25, there shall be no abatement of Rent or liability of Tenant on account of any injury or interference with Tenant’s business with respect to any improvements, alterations or repairs made by Landlord to the Project or any part thereof. Landlord shall be responsible for maintaining and repairing (a) the structural parts of the Building, which structural parts include the foundation, roof and subflooring of the Premises, the basic plumbing, heating, ventilating, air conditioning and electrical systems installed or furnished by Landlord, and (b) the Outside Area, except for any damage to Premises, Building or Outside Area caused by the negligence or willful acts or omissions of Tenant or of Tenant’s Agents, or by reason of the failure of Tenant to perform or comply with any terms, conditions or covenants in this Lease, or caused by Alterations made by Tenant or by Tenant’s Agents, which shall be Tenant’s responsibility. Except as otherwise provided in Paragraph 15.B., all costs of repair and maintenance of the Project shall be included in the Operating Expenses.

               (ii) Janitorial Services. Landlord shall cause janitorial and normal office trash removal service to be provided to the Premises five (5) days a week, Sunday through Thursday, and the cost thereof shall be included in Operating Expenses under the provisions of Paragraph 15.B. Coverage will not be provided on holidays observed by Landlord.

               (iii) Tenant’s Obligations. Notwithstanding Landlord’s obligation to keep the Premises in good condition and repair, Tenant shall be responsible for payment of the cost thereof to Landlord as additional rent for that portion of the cost of any maintenance and repair of the Premises, or any equipment (wherever located) that serves only Tenant or the Premises, to the extent such cost is attributable to causes beyond normal wear and tear. Tenant shall be responsible for the cost of painting, repairing or replacing wall coverings, and to repair or replace any Tenant Improvements, Alterations and any other Premises improvements installed by or for the Tenant that are not ordinarily a part of the Building or that are above then Building standards. Landlord may, at its option, upon reasonable notice, elect to have Tenant perform such maintenance or repairs which are otherwise Tenant’s responsibility hereunder.

               (iv) Notice of Repairs Needed. Landlord shall not be liable for any failure to make any of the repairs or to perform any maintenance unless the failure shall persist for an unreasonable time after written notice of the need of the repairs or maintenance is given to Landlord by Tenant. For any HVAC failure affecting the server room on the Premises or other failure involving life safety systems or security, Landlord will make best efforts to respond within twenty-four (24) hours. For any other repairs or maintenance, an “unreasonable amount of time” will be determined by the circumstances, but in any event such repair or maintenance will be undertaken within forty five (45) days after written notice to Landlord by Tenant.

               (v) No Abatement. There shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to, or maintenance of, any portion of the Project, or any fixtures, appurtenances and equipment therein provided Landlord makes reasonable efforts not to unduly interfere with Tenant’s use and enjoyment of the Project.

          B. Control and Reconfiguration. Landlord shall at all times have exclusive control of the Building (other than the Premises) and the Outside Area and may at any time temporarily close any part thereof and exclude and restrain anyone from any part thereof, and may change the design configuration or location of the Building or the Outside Area. Without limiting the generality of the foregoing statements, Landlord shall have the right, in Landlord’s sole discretion, from time to time, to:

               (i) Make changes to the Building interior and exterior and Outside Area, including, without limitation, changes in the location, size, shape, number, and appearance thereof, including but not limited to the lobbies, cafeteria, windows, stairways, air shafts, elevators, escalators, restrooms, driveways, parking spaces, parking areas, loading and unloading areas, entrances and exits, direction of traffic, decorative walls, landscaped areas and walkways; however, Landlord shall at all times provide the parking facilities required by law;

               (ii) Temporarily close any of the Outside Area for maintenance so long as reasonable access to the Premises remains available;

               (iii) Add additional buildings and improvements to the Outside Area;

               (iv) Use the Outside Area while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof;

               (v) Do and perform such other acts and make such other changes in, to or with respect to the Outside Area and Project as Landlord may, in the exercise of sound business judgment, deem to be appropriate; and

               (vi) Eliminate any of the additional services set forth on EXHIBIT F.

     Landlord shall further have the right to enter upon the Premises, as provided in Paragraph 21, for the purpose of installing, maintaining, repairing, adjusting and making connections to any utilities (including but not limited to plumbing, HVAC, electrical, telephone, and cable TV) serving the Premises or other spaces in the Building or for gaining access to the structural portions of the Building and making alterations thereto for the benefit of Tenant, Landlord or other occupants of the Building. No such entry shall be considered a constructive or actual eviction of Tenant, and Landlord shall have no liability to Tenant therefor, provided that Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s operations.

          C. Waiver. Provided that repairs are made by Landlord according to the provisions of Paragraph A(iv), Tenant waives the provisions of all laws, statutes or ordinances, including Sections 1932(1), 1932(2), 1933(4), 1941 and 1942 of the California Civil Code and any similar or successor law, which might now or at any time hereafter otherwise afford Tenant any right to make repairs and deduct the expenses of such repairs from the Rent due under this Lease.

          D. Compliance with Governmental Regulations. Subject to the provisions of Paragraphs 10 and 11, Tenant shall, at its cost comply with, including the making by Tenant of any Alteration to the Premises, all present and future regulations, rules, laws, ordinances, and requirements of all governmental authorities (including, state municipal, county and federal governments and their departments, bureaus, boards and officials) arising from the use or occupancy of, or applicable to, the Project or privileges appurtenant thereto (including, but not limited to, any state or local building, fire or safety codes, ordinances or regulations).

          E. Repair Where Tenant at Fault. If all or part of the Project or the Premises requires repair or becomes damaged or destroyed through any act or omission of Tenant or Tenant’s Agents, Landlord may effect the necessary alterations, replacements or repairs at Tenant’s cost.

     19. Fixtures. Tenant shall, at its own expense, provide, install and maintain in good condition all trade fixtures, equipment and other Tenant’s Personal Property required in the conduct of its business in the Premises. All fixtures and improvements, other than Tenant’s trade fixtures, furniture (not including furniture owned by Landlord and used by Tenant) and equipment, which are installed or constructed upon or attached to the Premises by either Landlord or Tenant shall become a part of the realty and belong to Landlord. If Tenant is not then in Default, Tenant may, at the termination of this Lease, or at any other time, remove from the Premises all trade fixtures, furniture (not including furniture owned by Landlord and used by Tenant), equipment and other Tenant’s Personal Property not permanently affixed to the Premises. Upon removal, Tenant shall restore the Premises to its original condition at the time of occupancy, Tenant Improvements, Alterations and normal wear and tear excepted, subject to the provisions of Paragraph 25.

     20. Liens. Tenant shall keep the Project free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant and shall defend, indemnify and hold the Project, Landlord and Landlord’s Agents free and harmless from and against any lien, claim, cause of action, loss, liability, damage or expense, including reasonable attorneys’ fees and costs, in connection with or arising out of any such lien or claim of lien. Tenant shall cause any such lien imposed to be released of record by payment or posting of a proper bond acceptable to Landlord within ten (10) days after receipt of written request by Landlord. If Tenant fails to so remove any such lien within the prescribed ten (10) day period, then Landlord may do so and Tenant shall reimburse Landlord upon demand. Such reimbursement shall include all sums incurred by Landlord including Landlord’s reasonable attorneys’ fees, with interest thereon at the Interest Rate.

     21. Landlord’s Right to Enter the Premises. Tenant shall permit Landlord and its Agents to enter the Premises at all reasonable times with at least twenty-four (24) hours’ prior notice to Tenant, with the exception of emergencies, to inspect the Premises, to post Notices of Non-responsibility and similar notices, “For Sale” signs, to show the Premises to interested parties such as prospective lenders and purchasers, to make repairs or alterations to the Premises or the Building and any utility system located therein, to discharge Tenant’s obligations hereunder when Tenant has failed to do so within a reasonable time after written notice from Landlord, and at any reasonable time within one hundred eighty (180) days prior to the expiration of the Term, to place upon the Premises ordinary “For Lease” signs and to show the Premises to prospective tenants. The above rights are subject to reasonable security regulations of Tenant, and to the fact that Landlord shall seek to exercise its rights in a manner so as to minimize interference with Tenant’s business.

     22. Signs. Tenant shall not install any signs upon the exterior of the Premises or the Project. Tenant shall not install any signs on the interior of the premises without first obtaining Landlord’s written consent, which shall not be unreasonably withheld or delayed. Landlord will provide one line on a monument sign, at Landlord’s expense. Tenant may install up to two building standard signs located at mutually acceptable locations proximately outside Tenant’s suite, at Tenant’s expense.

     23. Insurance.

          A. Indemnification.

               (i) By Tenant. Tenant shall protect, defend, indemnify and hold Landlord and Landlord’s Agents free and harmless from and against any and all damage, loss, liability or expense including, without limitation, reasonable attorneys’ fees, expert witness fees and legal costs suffered directly or indirectly or by reason of any claim, cause of action, suit or judgment brought by or in favor of any person or persons for damage, loss or expense (any of the foregoing referred to herein as a “Claim”) due to, but not limited to, bodily injury and property damage sustained by such person or persons which arises out of, is occasioned by or in any way attributable to (i) injury or damage occurring upon the Premises, (ii) the use or occupancy of the Project or any part thereof and adjacent areas by the Tenant, or (iii) the acts or omissions of the Tenant, its agents or employees or any contractors brought onto the Project by Tenant, except to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord’s Agents.

               (ii) By Landlord. Landlord shall protect, defend, indemnify and hold Tenant and Tenant’s Agents free and harmless from and against any and all Claims due to, but not limited to, bodily injury and property damage sustained by such person or persons which arises out of, is occasioned by or in any way attributable to the gross negligence or willful misconduct of Landlord or Landlord’s Agents.

               (iii) Landlord and Tenant agree that the indemnity obligations assumed herein and in other provisions of this Lease shall survive the expiration or earlier termination of the Term of this Lease.

          B. Tenant’s Insurance. Tenant shall maintain in full force and effect at all times during the Term (including any extension(s)), at its own expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by a responsible carrier or carriers, reasonably acceptable to Landlord, which afford the following coverages:

               (i) Worker’s Compensation for Tenant’s employees - In accordance with state law.

               (ii) Commercial general liability insurance in an amount not less than Two Million and no/100ths Dollars ($2,000,000.00) combined single limit for both bodily injury and property damage which includes contractual liability, broad form property damage, personal injury, completed operations, and products liability naming Landlord as an additional insured.

               (iii) “All Risk” property insurance (including, without limitation, vandalism, malicious mischief, inflation and sprinkler leakage endorsement) on Tenant’s Personal Property located on or in the Premises together with any improvement or Alteration which Landlord is not obligated to repair pursuant to Paragraph 25.E. Such insurance shall be in the full amount of the replacement cost, as the same may from time to time increase as a result of inflation or otherwise and shall name Tenant as a loss payee.

          C. Landlord’s Insurance. During the Term Landlord shall maintain “All Risk” property insurance (including, at Landlord’s option, inflation endorsement, sprinkler leakage endorsement, and earthquake and flood coverage) on the Project, excluding coverage of the Tenant Improvements and all Tenant’s Personal Property located on or in the Premises. At Landlord’s option, the coverage shall also include insurance against loss of rents on an “All Risk” basis, including flood, in an amount equal to the Monthly Rent, and any other sums payable under the Lease, for a period of at least twelve (12) months commencing on the date of loss. Such insurance shall name Landlord as a named insured and may at Landlord’s option include ’s Landlord’s Agents as named insureds and lender’s loss payable endorsement(s) in favor of lenders with respect to the Property. The insurance premiums for “All Risk” property insurance, including the premiums resulting from increases in the valuation of the Project, shall be included in Operating Expenses.

          D. Evidence of Insurance. Tenant shall deliver to Landlord, prior to Tenant’s entry onto the Premises, certificates of insurance evidencing the insurance for the coverage specified in Paragraph 23.B., with the limits not less than those specified therein. Tenant will endeavor to provide not less than thirty (30) days’ prior written notification to Landlord in the event of cancellation, and ten (10) days’ notice of cancellation for non-payment of premiums, with respect to any required coverage unless comparable insurance is obtained from another carrier prior to the effective date of cancellation.

          E. Co-Insurer. If, on account of the failure of Tenant to comply with the foregoing provisions, Landlord is adjudged a co-insurer by its insurance carrier, then, any loss or damage Landlord shall sustain by reason thereof, including reasonable attorneys’ fees and costs, shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefor and evidence of such loss.

          F. Insurance Requirements. All insurance shall be in a form reasonably satisfactory to Landlord. All policies required by Paragraph 23.B. shall be carried with companies that have a general policy holder’s rating of not less than “A-” and a financial rating of not less than Class “VIII” in the most current edition of Best’s Insurance Reports. All policies required by Paragraph 23.B. shall be primary as to the Landlord. Tenant shall provide Landlord an up to date Certificate of Insurance within (30) thirty days of any material alteration of its policy. Landlord may, not more than twice annually, request in writing a copy of Tenant’s insurance certificate. If Tenant fails to procure and maintain the insurance required hereunder, Landlord may, but shall not be required to, order such insurance at Tenant’s sole expense and Tenant shall reimburse Landlord the reasonable cost thereof. Such reimbursement shall include all reasonable sums incurred by Landlord with respect to obtaining such insurance, including reasonable attorney’s fees, with interest thereon at the Interest Rate.

          G. No Limitation of Liability. Landlord makes no representation that the limits of liability specified to be carried by Tenant under the terms of this Lease are adequate to protect Tenant or Landlord, and in the event Tenant believes that any such insurance coverage called for under this Lease is insufficient, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate.

         H. Landlord’s Disclaimer. Landlord and Landlord’s Agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, glass, tile or sheetrock, steam, gas, electricity, water or rain which may leak from any part of the Project, or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or whatsoever, unless caused by or due to the gross negligence or willful misconduct of Landlord or Landlord’s Agents or material breach of this Lease by Landlord. Landlord and Landlord’s Agents shall not be liable for interference with the light, air, or any latent defect in the Project. In no event whatsoever shall Landlord be liable for losses attributable to interruption of telephone services. Tenant shall give prompt written notice to Landlord in the case of a casualty, accident or repair needed in the Project.

     24. Waiver of Subrogation. Landlord and Tenant each hereby waive all rights of recovery against the other on account of loss and damage occasioned to such waiving party for its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policies which may be in force at the time of such loss or damage, but only to the extent of insurance proceeds actually received. Tenant and Landlord shall, upon obtaining policies of insurance required hereunder, give notice to the insurance carrier that the foregoing mutual waiver of subrogation is contained in this Lease and Tenant and Landlord shall cause each insurance policy obtained by such party to provide that the insurance company waives all right of recovery by way of subrogation against either Landlord or Tenant in connection with any damage covered by such policy.

     25. Damage or Destruction.

          A. Partial Damage — Insured. If the Premises or the Building are damaged by any casualty which is covered under the “All-Risk” insurance carried by Landlord pursuant to Paragraph 23.C., then Landlord shall restore the damage, provided insurance proceeds are available to pay the full cost of restoration and provided such restoration can be completed within one hundred eighty (180) days after the commencement of the work in the reasonable opinion of Landlord. In such event this Lease shall continue in full force and effect, except that Tenant shall be entitled to a proportionate reduction of Monthly Rent while such restoration for which Landlord is obligated hereunder takes place, such proportionate reduction to be based upon the extent to which the damage and restoration efforts interfere with Tenant’s use of the Premises.

          B. Partial Damage — Uninsured. If the Premises or the Building is damaged by a risk not covered by Landlord’s insurance, or the available proceeds of insurance are less than the cost of restoration, or if the restoration cannot be completed within one hundred eighty (180) days after the commencement of work, in the reasonable opinion of Landlord, then Landlord shall have the option either to: (i) repair or restore such damage, this Lease continuing in full force and effect, but the Monthly Rent to be proportionately abated as provided in Paragraph 25.A.; or (ii) give notice to Tenant at any time within thirty (30) days after such damage terminating this Lease as of a date to be specified in such notice, which date shall be not less than thirty (30) nor more than sixty (60) days after giving such notice. If notice of termination is given, this Lease shall expire and all interest of Tenant in the Premises shall terminate on the date specified in the notice and the Monthly Rent shall be reduced in proportion to the extent, if any, to which the damage interferes with the use of the Premises by Tenant and any prepaid Monthly Rent and Operating Expenses shall be refunded to Tenant to the same extent. All insurance proceeds for the Premises shall be payable solely to Landlord, and Tenant shall have no interest in the proceeds.

          C. Total Destruction. If the Premises or the Building is totally destroyed or the Premises or Building, as the case may be, cannot be restored as required herein under applicable laws and regulations or due to the presence of hazardous factors such as earthquake faults, chemical waste and similar dangers, notwithstanding the availability of insurance proceeds, this Lease shall be terminated effective the date of the damage.

          D. Tenant’s Election. If the Premises are damaged by any casualty, or if any portion of the Outside Area is damaged by a casualty to such an extent that the Premises is no longer useable by Tenant, in Tenant’s reasonable opinion, and if, in Landlord’s reasonable opinion, such casualty cannot be repaired or restored within one hundred eighty (180) days after commencement of such work, then Tenant may, by written notice delivered to Landlord at any time within thirty (30) days after such damage, terminate this Lease as of the future date specified in such notice, which date shall not be less than thirty (30) nor more than sixty (60) days after the date of Tenant’s delivery of such notice. If notice of termination is so given, this Lease shall expire and all interests of Tenant and the Premises shall terminate on the date specified in the notice and the Monthly Rent shall be reduced in proportion to the extent, if any, to which the damage interferes with the use of the Premises by Tenant and any prepaid Monthly Rent and Operating Expenses shall be refunded to Tenant to the same extent. All insurance proceeds for the Premises shall be payable to Landlord, and Tenant shall have no interest in the proceeds.

          E. Landlord’s Obligations. Landlord shall not be required to insure against or repair any injury or damage by fire or other cause, or to make any restoration or replacement of any paneling, decorations, partitions, railings, floor coverings, office fixtures or other items which are Tenant Improvements, Alterations or Personal Property installed in the Premises by Tenant or at the direct or indirect expense of Tenant. Tenant shall be required at Tenant’s sole cost and expense, separately to insure the same and promptly to restore or replace same in the event of damage. Except for any abatement of Monthly Rent relating to the plan of restoration of damage for which Landlord is obligated to repair hereunder, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration; nor shall Tenant have the right to terminate this Lease as the result of any statutory provision now or hereafter in effect pertaining to the damage and destruction of the Premises, except as expressly provided herein.

          F. Damage Near End of Term. Anything herein to the contrary notwithstanding, if more than fifty percent (50%) of the Building is destroyed or damaged during the last twelve (12) months of the Term, then either Tenant or Landlord may, at its option, cancel and terminate this Lease as of the date of the occurrence of the damage. If neither such party elects to terminate this Lease, the repair of the damage shall be governed by the other provisions of this Paragraph 25. If this Lease is terminated, Landlord may keep all the insurance proceeds resulting from the damage, except for the proceeds which specifically insured Tenant’s Personal Property.

     26. Condemnation.

          A. Total Taking — Termination. If title to all of the Premises or so much thereof is taken or appropriated for any public or quasi-public use under any statute or by right of eminent domain so that reconstruction of the Premises will not, in Landlord’s and Tenant’s mutual opinion, result in the Premises being reasonably suitable for Tenant’s continued occupancy for the uses and purposes permitted by this Lease, this Lease shall terminate as of the date that possession of the Premises or part thereof be taken. A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes of this Paragraph.

          B. Partial Taking. If any part of the Premises or the Building is taken and the remaining part is reasonably suitable for Tenant’s continued occupancy for the purposes and uses permitted by this Lease, this Lease shall, as to the part so taken, terminate as of the date that possession of such part of the Premises or Building is taken. If the Premises is so partially taken the Rent and other sums payable hereunder shall be reduced in the same proportion that Tenant’s use and occupancy is reduced.

          C. No Apportionment of Award. No award for any partial or entire taking shall be apportioned. Tenant assigns to Landlord its interest in any award which may be made in such taking or condemnation, together with any and all rights of Tenant arising in or to the same or any part thereof. Nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any separate award made to Tenant for the taking of Tenant’s Personal Property, for the interruption to Tenant’s business, or its moving costs, or for the loss of its good will.

          D. Temporary Taking. No temporary taking of the Premises shall terminate this Lease or give Tenant any right to any abatement of Rent. Any award made to Tenant by reason of such temporary taking shall belong entirely to Tenant and Landlord shall not be entitled to share therein. Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of this Paragraph.

     27. Assignment and Subletting.

          A. Landlord’s Consent. Except as permitted by Paragraph 27.I hereof, Tenant shall not enter into a Sublet without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Except as permitted by Paragraph 27.I, any attempted or purported Sublet without Landlord’s prior written consent shall be void and confer no rights upon any third person and, at Landlord’s election, shall terminate this Lease. Each Subtenant shall agree in writing, for the benefit of Landlord, to assume, to be bound by, and to perform and observe the terms, covenants and conditions of this Lease (with the exception of Monthly Rent) to be performed and observed by Tenant. Every Sublet shall recite that it is and shall be subject and subordinate to the provisions of this Lease, and that the termination of this Lease shall constitute a termination (at the option of the Landlord) of every such Sublet. Notwithstanding anything contained herein, (i) Tenant shall not be released from personal liability for the performance of any of the terms, covenants and conditions of this Lease by reason of Landlord’s consent to a Sublet unless Landlord specifically grants such release in writing (it being agreed that Landlord has no obligation to do so), and (ii) the parties agree that it shall be reasonable for Landlord to withhold its consent to any proposed Sublet when the proposed Subtenant is an occupant of the Property or is a third party which is already involved in negotiations with Landlord to lease space in the Project. Without limiting the generality of Landlord’s discretion in determining whether it is reasonable to withhold consent for any requested Sublet, it shall be deemed reasonable for Landlord to withhold such consent if the proposed Subtenant would use the Premises for any use other than for general office purposes.

          B. Information to be Furnished. If Tenant desires at any time to Sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord: (i) the name of the proposed Subtenant; (ii) the nature of the proposed Subtenant’s business to be carried on in the Premises; (iii) the terms and provisions of the proposed Sublet and a copy of the proposed Sublet form containing a description of the subject premises; and (iv) such financial information, including financial statements, as Landlord may reasonably request concerning the proposed Subtenant. If Tenant requests Landlord’s consent to a proposed Sublet, Tenant shall pay to Landlord, whether or not consent is ultimately given, Landlord’s reasonable attorneys’ fees incurred in connection with such request up to a maximum of $1,500.00.

          C. Landlord’s Alternatives. Except in the case of a Sublet permitted by Paragraph 27.I, at any time within ten (10) business days after Landlord’s receipt of all the information specified in Paragraph 27.B., Landlord may, by written notice to Tenant, elect: (i) to lease for its own account the portion thereof of the Premises so proposed to be Sublet by Tenant, upon the same terms as those offered to the proposed subtenant but on a form acceptable to Landlord; (ii) to terminate this Lease as it relates to the portion of the Premises so proposed to be Sublet by Tenant as of the later of (x) the proposed effective date of such Sublet or (y) thirty (30) days after the date Landlord is in receipt of the information specified in Paragraph 27.B.; (iii) to consent to the Sublet by Tenant; or (iv) to refuse its consent to the Sublet. Landlord’s failure to deliver such notice of election within such 10-business day period shall be deemed Landlord’s consent to such Sublet.

     If Landlord consents to the Sublet, Tenant may thereafter enter a valid Sublet of the Premises or portion thereof, upon the terms and conditions and with the proposed Subtenant set forth in the information furnished by Tenant to Landlord pursuant to Paragraph 27.B. provided, however, that fifty percent (50%) of any excess of (I) the Subrent over (II) (A) the Monthly Rent required to be paid by Tenant hereunder, (B) Tenant’s reasonable attorneys’ fees and brokerage commissions, in each case, with the total of such amounts under this clause (B) applied on an amortized basis over the term of the Sublet, and (C) and any then unamortized value of the applicable Tenant Improvements, to the extent not reimbursed out of the TI Allowance, applied on an amortized basis over the remainder of the Term, shall be paid to Landlord as and when received by Tenant. As used immediately above, the term “applicable Tenant Improvements” means the Tenant Improvements allocable to the space that is subject to the applicable Sublet, based upon rentable square footage.

          D. Proration. If a portion of the Premises is Sublet, the pro rata share of the Monthly Rent attributable to such partial area of the Premises shall be determined by Landlord by dividing the Monthly Rent payable by Tenant hereunder by the total rentable square footage of the Premises and multiplying the resulting quotient (the per rentable square foot rent) by the number of rentable square feet of the Premises which are Sublet.

          E. Executed Counterpart. No Sublet shall be valid nor shall any Subtenant take possession of the Premises until an executed counterpart of the Sublet agreement has been delivered to Landlord.

          F. Surrender of Lease. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing Sublets, or may, at the option of Landlord, operate as an assignment to it of any or all such Sublets.

          G. No Mortgages. Tenant shall not pledge, hypothecate or encumber this Lease or Tenant’s interest herein or in the Premises in any manner, including without limitation, by means of any mortgage, deed of trust, security interest or assignment for security purposes, and any such attempted pledge, hypothecation or encumbrance shall be void and constitute a Default under this Lease.

          H. Effect of Default. Notwithstanding any provision of this Paragraph 27 to the contrary, in the event of the occurrence of any uncured Default by Tenant in the performance of any term or condition of this Lease, any right of Tenant at such time to seek to Sublet this Lease pursuant to this Paragraph 27 and any obligations of Landlord to review any proposed Sublet or exercise its rights under Paragraph 27.C. above shall be suspended, and any applicable period for review or action by Landlord shall be tolled, until such Default is fully cured of no force or effect.

          I. Permitted Transfers. Notwithstanding anything to the contrary contained in this Lease, Tenant, without Landlord’s prior written consent, may sublet the Premises or assign this Lease to: (i) a subsidiary, affiliate, division or entity controlling, controlled by or under common control with Tenant; (ii) a successor entity related to Tenant by merger, acquisition, consolidation, nonbankruptcy reorganization or government action; or (iii) a purchaser of substantially all of Tenant’s assets (collectively “Permitted Transferees”); provided Tenant enters into such a transaction in good faith and not for the purpose of indirectly entering into a Sublet of this Lease with a person or entity other than a Permitted Transferee through a step transaction or otherwise. Tenant shall not be required to obtain Landlord’s consent thereof, nor shall provisions of Paragraph 27.C. hereof apply; in no event shall such assignment or sublease release Tenant from any liability for the performance of the obligations under this Lease, unless Landlord shall have released Tenant In writing (it being agreed that Landlord has not obligation to do so). Further, the requirements contained in the third and fourth sentences of Paragraph 27.A. shall apply to all such transfer.

     28. Sale Lease-Back. Tenant acknowledges that Landlord may, at some time in the future, finance the Property by means of a sale and lease back transaction (“Sale Lease-Back Transaction”) in which Landlord would transfer its interest in the Project to a financing party, as buyer, and in which such buyer would lease the Project back to Landlord. Tenant agrees that, in the event of any such Sale Lease-Back Transaction, this Lease shall automatically become subordinate to the leasehold interest created by the lease between such buyer and Landlord (the “Master Lease”). In such event, this Lease shall thereafter be a sublease below the Master Lease. Notwithstanding the automatic effect of such subordination, Tenant agrees to execute any documentation reasonably required by such buying party to evidence such subordination. Notwithstanding the foregoing, any such subordination of this Lease shall be subject to the requirement that such buying entity shall have agreed, in form reasonably acceptable to Tenant, that in the event of any termination of the Master Lease because of the Default of Landlord thereunder or because of the consensual agreement of Landlord and such buying party, this Lease shall automatically become a direct lease between such buying party, as landlord, and Tenant, as tenant.

     29. Default.

          A. Tenant’s Default. A default under this Lease by Tenant shall exist if any of the following events shall occur (as applicable, a “Default”):

               (i) If Tenant fails to pay Rent or any other sum required to be paid hereunder within five (5) days after the date of Tenant’s receipt of written notice from Landlord that such amount was not received when due; or

               (ii) If Tenant fails to perform any term, covenant or condition of this Lease except those requiring the payment of money, and Tenant shall have failed to cure such breach within twenty (20) days after written notice from Landlord; provided, however, that if such failure by its nature cannot reasonably be cured within the twenty (20) day period, then Tenant shall not be in Default if Tenant promptly commences the performance of such cure within the twenty (20) day period and diligently thereafter prosecutes the same to completion; or

               (iii) If Tenant shall have abandoned the Premise; or

               (iv) In the event of a general assignment by Tenant for the benefit of creditors; the filing of any voluntary petition in bankruptcy by Tenant or the filing of an involuntary petition by Tenant’s creditors, which involuntary petition remains undischarged for thirty (30) days; the employment of a receiver to take possession of substantially all of Tenant’s assets or any part of the Premises, if such receivership remains undissolved for thirty (30) days after creation thereof; the attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets or any part of the Premises, if such attachment or other seizure remains undismissed or undischarged for thirty (30) days after the levy thereof; the admission by Tenant in writing of its inability to pay its debts as they become due; the filing by Tenant of a petition seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation; the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding; or, if within thirty (30) days after the commencement of any proceeding against Tenant seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed; or

               (v) The occurrence of any other event specifically stated to be a Default under the provisions of this Lease.

          B. Remedies. Upon a Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

               (i) Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rent when due. During the period Tenant is in Default, Landlord may enter the Premises and relet it, or any part of it, to third parties for Tenant’s account, provided that any Rent in excess of the Monthly Rent due hereunder shall be payable to Landlord. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker’s commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining Term of this Lease. Except as set forth in Paragraph 29.C., no act by Landlord other than giving written notice to Tenant shall terminate this Lease.

                  (ii) Landlord may by written notice terminate Tenant’s right to possession of the Premises at any time and relet the Premises or any part thereof. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession. On termination, Landlord has the right to remove all Tenant’s Personal Property and store same at Tenant’s cost and to recover from Tenant:

            (a) the worth at the time of award of the unpaid Rent which had been earned at the time of termination including interest at the Interest Rate;

            (b) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided, including interest at the Interest Rate;

            (c) the worth at the time of award of the amount by which unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided, discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%);

            (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease, including without limitation the following: (i) all expenses for repairing or restoring the Premises, (ii) all brokers’ fees, advertising costs and other expenses of repairing or restoring the Premises, (iii) all expenses in retaking possession of the Premises, and (iv) reasonable attorneys’ fees, expert witness fees and court costs; and

            (e) as used in subparagraphs (a) through (c) above, the term “time of award” shall mean the date of entry of a judgment or award against Tenant in an action or proceeding arising out of Tenant’s breach of this Lease.

      Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default of Tenant hereunder.

                  (iii) Landlord may, with or without terminating this Lease, re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this Paragraph shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant.

          C. Landlord’s Default. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within twenty (20) days after receipt of written notice by Tenant to Landlord specifying the nature of such default; provided, however, that if the nature of Landlord’s obligation is such that more than twenty (20) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such twenty (20) day period and thereafter diligently prosecute the same to completion. In the case of any uncured default by Landlord, Tenant shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Tenant may resort cumulatively or in the alternative:

               i. If Tenant is not in Default, Tenant may continue this Lease in full force and effect, provided that in such case Tenant shall be entitled to recover from Landlord any reasonable cost incurred by Tenant that is in excess of the amount of the Rent which would have been incurred by Tenant had no uncured breach by Landlord occurred, including interest at the Interest Rate.

               ii. In the case of any default under this Lease (whether by Landlord or Tenant) each party shall make best efforts to mitigate any losses or damages arising therefrom.

               iii. In the case of expiration or early termination of this Lease, those provisions of this Lease which expressly continue in operation after termination or expiration shall continue in full force and effect according to their terms.

     30. Subordination. This Lease is and shall automatically be subject and subordinate to all mortgages and deeds of trust (collectively, “Encumbrance”) which may now or hereafter affect the Premises, to the CC&R’s and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, (i) if the holder or holders of any such Encumbrance (“Holder”) shall require that this Lease be prior and superior thereto, then upon written notice from Holder to Tenant this Lease shall be automatically prior and superior to the lien of such Encumbrance without regard to the sequence of recordation, and (ii) such subordination is subject to the requirement that such Holder agree not to disturb Tenant’s rights under this Lease, so long as Tenant is not in Default under the provisions of this Lease; Within ten (10) days after Landlord or Holder’s written request, Tenant shall execute any and all documents requested by Landlord or Holder to further effectuate and evidence such subordination of this Lease to any lien of the Encumbrance or to evidence the Holder’s election that this Lease be prior and senior to the Encumbrance. Notwithstanding anything to the contrary set forth in this Paragraph, Tenant hereby attorns and agrees to attorn to the Holder and any person purchasing or otherwise acquiring the Premises at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such Encumbrance, which obligation to attorn shall survive any foreclosure of any Encumbrance; and Tenant agrees within ten (10) days after request of Holder or any such other person to execute an attornment agreement recognizing Holder or such other person as Landlord under this Lease and acknowledging that this Lease is and shall remain in full force and effect and binding upon Tenant notwithstanding any foreclosure of such Encumbrance. Tenant acknowledges that, as of the date of this Lease, the Property is subject to the lien of a deed of trust for the benefit of Wells Fargo Bank, National Association (“Wells”).

     31. Notices. Every notice to be given by any party to any other party with respect hereto, shall be in writing and shall not be effective for any purpose unless the same shall be delivered to the addressee personally, by a reputable express delivery service, a recognized overnight air courier service, or United States certified mail, return receipt requested, addressed to the respective parties at the addresses set forth in section C.11. of the Information Sheet, or to such other address as either party may from time to time designate by notice to the other given in accordance with this Paragraph. All notices shall be effective (i) when delivered locally by hand or by a reputable express delivery service (ii) one business day after deposit with a recognized overnight air courier service or (iii) five business days after having been sent by certified mail, return receipt requested.

     32. Attorneys’ Fees. In the event Landlord engages an attorney to pursue the recovery of any Rent owed by Tenant hereunder (whether or not any action or legal proceeding is ultimately filed) or if either party brings any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover Rent or other sums due, to terminate the tenancy of the Premises or to enforce, protect or establish any term, condition or covenant of this Lease or right of either party, the prevailing party shall be entitled to recover as a part of such action or proceedings, or in a separate action brought for that purpose, reasonable attorneys’ fees and costs, including expert witness fees (and without regard to whether or not such action or proceedings are pursued to judgment).

     33. Estoppel Certificates. Tenant shall within ten (10) business days following written request by Landlord:

               (i) Execute and deliver to Landlord any documents whose content Tenant agrees is true and correct, including estoppel certificates, in the form prepared by Landlord (a) certifying the date of commencement of this Lease, (b) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (c) stating the dates to which Rent and any other amounts payable hereunder have been paid and the amount of any unforfeited security deposit then held by Landlord, (d) certifying that no Defaults exist as of such date, or, if there are any Defaults, stating the nature of such Defaults, (e) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord, or, if there are uncured defaults on the part of the Landlord, stating the nature of such uncured defaults, (f) acknowledging that Tenant does not have any claim or right of offset against Landlord (or if Tenant does have any such claim or right of offset, the nature of such claim or right of offset), and (g) setting forth such other matters as may reasonably be requested by Landlord. Tenant’s failure to deliver an estoppel certificate in the form provided or as modified by Tenant to correct any errors or inaccuracies within ten (10) business days after delivery of Landlord’s written request therefor shall be conclusive upon Tenant (a) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) that there are now no uncured defaults in Landlord’s performance, (c) that no Rent has been paid in advance and no security deposit is held by Landlord, (d) that Tenant has no claims or rights of offset against Landlord, (e) that no Defaults then exist, and (f) that such other matters as were set forth in such estoppel certificate as prepared by Landlord are true and correct; provided further, that such failure shall constitute a breach of this Lease and Landlord’s remedies shall be as specified in Section 29.B.

               (ii) Deliver to Landlord or direct Landlord to where it may obtain the current financial statements of Tenant, and financial statements of the two (2) years prior to the current financial statements year, with an opinion of a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied. To the extent such statements have not previously been made public by Tenant, Landlord agrees to maintain any such statements in confidence other than to disclose them to the applicable lender or potential buyer who has requested them, or as may be required by law.

     34. Transfer of the Project by Landlord. In the event of any conveyance of the Project or the Building and assignment by Landlord of this Lease, Landlord shall be and is hereby entirely released from all liability under any and all of its covenants and obligations contained in or derived from this Lease occurring or accruing after the date of the conveyance and assignment, and Tenant agrees to attorn to such transferee, except in the event of a Sale Lease-Back Transaction, in which event this Lease will remain in full force and effect as a sublease between Landlord and Tenant as contemplated in Paragraph 28.

     35. Landlord’s Right to Perform Tenant’s Covenants. If Tenant fails to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord after fifteen (15) days’ written notice may, but shall not be obligated to, and without waiving or releasing Tenant from any obligation of Tenant under this Lease, make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel. All sums so paid by Landlord and all penalties, interest and costs in connection therewith shall be due and payable by Tenant on the next business day after Landlord’s delivery to Tenant of written notice of any such payment by Landlord, together with interest thereon at the Interest Rate from such date to the date of payment by Tenant to Landlord, plus collection costs and reasonable attorneys’ fees. Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of Default in the payment of Rent.

     36. Tenant’s Remedy. The obligations of Landlord or Landlord’s Agents under this Lease do not and shall not constitute personal obligations of Landlord or Landlord’s Agents , and Tenant agrees that it shall look solely to the real estate that is the subject of this Lease and any related insurance, and to no other assets of Landlord or Landlord’s Agents, for satisfaction of any liability that may now or hereafter arise in respect of this Lease and will not seek recourse against Landlord or Landlord’s Agents or any of their personal assets of Landlord or Landlord’s Agents for satisfaction of any liability that may now or hereafter arise in respect of this Lease.

     37. Mortgagee Protection. If Landlord defaults under this Lease, Tenant shall, if earlier requested by Landlord or any lender with respect to the Project, notify by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises and offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

     38. Brokers. Tenant warrants and represents that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for the broker(s) specified in section C.10. of the Information Sheet, and that it knows of no real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Landlord shall pay any commission or other compensation owing to such specified broker(s) in section C.10. pursuant to their separate written agreement. Tenant agrees to defend, indemnify and hold Landlord and its Agents free and harmless from and against any and all liabilities or expenses, including reasonable attorneys’ fees and costs, arising out of or in connection with claims made by any broker or individual not specified in section C.10. of the Information Sheet for commissions or fees resulting from Tenant’s dealings with such other broker or individual.

     39. Acceptance. Delivery of this Lease, duly executed by Tenant, constitutes an offer to lease the Premises, and under no circumstances shall such delivery be deemed to create an option or reservation to lease the Premises for the benefit of Tenant. This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant.

     40. Recording. Neither party shall record this Lease nor a short form memorandum thereof.

     41. Modifications for Lender. If, in connection with obtaining financing for the Project, or any portion thereof, Landlord’s lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not materially adversely affect Tenant’s rights hereunder.

     42. Parking. Tenant shall have the right to park at no cost in the Project’s parking facilities in common with Landlord’s employees and the other tenants of the Building (except for those parking spaces that have been reserved for Landlord, other tenants of the Project, handicapped parking and certain parking spaces designated for Landlord’s company vehicles and contractor vehicles) upon terms and conditions, as may from time to time be reasonably established by Landlord but in any case free of charge and in accordance with any parking control or monitoring devices from time to time installed or implemented by Landlord. Tenant shall not overburden the parking facilities and shall not use more than three (3) non-reserved, non-designated parking space per one thousand (1,000) rentable square feet of the Premises. Tenant also agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right, in its discretion, to allocate and assign parking spaces among Tenant and the other tenants or to restrict the use of certain parking spaces for certain tenants and to install or otherwise implement parking control or monitoring devices for the parking facilities. Tenant shall establish and maintain during the Term hereof a program to encourage maximum use of public transportation by personnel of Tenant employed on the Premises, including without limitation, the distribution to such employees of written materials explaining the convenience and availability of public transportation facilities adjacent or proximate to the Building, staggering working hours of employees, and encouraging use of such facilities, all at Tenant’s sole reasonable cost and expense. Tenant agrees to comply with any lawful regulation or ordinance of the City of Menlo Park or the County of San Mateo respecting transportation management in those jurisdictions, related to the conduct of Tenant’s business within the Premises.

     43. Use of Property Name Prohibited. Tenant shall not employ the term “149 Commonwealth Drive” in the name or title of its business or occupation without Landlord’s prior written consent.

     44. Interest. Any Rent or other amount not paid by Tenant to Landlord when due hereunder shall bear interest at the lesser of (i) the rate of twelve percent (12%) per annum or (ii) the maximum rate permitted by applicable law (with such rate of interest sometimes referred to herein as the “Interest Rate”) from the date due until paid.

     45. Quitclaim. Upon any termination of this Lease, Tenant, at Landlord’s request, shall execute, have acknowledged and deliver to Landlord a quitclaim deed for all Tenant’s interest in the Project.

     46. Security.

          A. Landlord Reservations. Landlord shall have the following rights:

               (i) To change the name, address or title of the Project or Building upon not less than ninety (90) days prior written notice;

               (ii) To, at Tenant’s expense, provide and install Building standard graphics on the door of the Premises and such portions of the Outside Area as Landlord shall reasonably deem appropriate;

               (iii) To permit any tenant the exclusive right to conduct any business as long as such exclusive right does not conflict with any rights expressly given to Tenant herein;

               (iv) To place such signs, notices or displays as Landlord reasonably deems necessary or advisable upon the roof, exterior of the Building or the Project or on pole signs in the Outside Area.

          B. Tenant Prohibitions. Tenant shall not:

               (i) Use a representation (photographic or otherwise) of the Building or the Project or their name(s) in connection with Tenant’s business; or

               (ii) suffer or permit anyone to go upon the roof of the Building.

          C. Security Regulations.

               (i) Security Access Badges. One active badge, and only one, will be issued to each employee, agent, consultant, contractor, or vendor, over the age of sixteen (16), of Tenant at any given time. All lost or stolen badges must be reported immediately (and, in any event, prior to 5:00 p.m., Pacific Time, on the day lost or stolen) to Landlord to be canceled by Landlord’s Security Administrator. Tenant shall inform Landlord immediately (and, in any event, prior to 5:00 p.m., Pacific Time, on the day of such termination) upon Tenant’s termination of any employee of Tenant, so that Landlord may cause such employee’s badge to be canceled by Landlord’s Security Administrator.

               (ii) Security Guard Tours. Periodic, routine tours of the space occupied by Tenant will be conducted by Landlord’s Security Guard Contractor from 4:30 p.m. to 8:30 a.m. during normal work days and 24 hours a day on Saturdays, Sundays and holidays observed by Landlord. The purpose of these tours will be to observe and address abnormal conditions such as, but not limited to: (a) unlocked exterior and interior doors, (b) extreme temperature conditions, (c) unattended coffee pots and appliances in the ‘on’ position, and (d) unbadged persons on the premises,

               (iii) Emergency Contact List. Tenant agrees to provide a current “emergency contact list” for Landlord’s Security Department in the event of an emergency in the space occupied by Tenant.

               (iv) Miscellaneous Security. Tenant agrees to assist Landlord in maintaining security for the entire Project. This includes but is not limited to: (a) ensuring that all employees, consultants, contractors, vendors, and agents are appropriately badged and/or escorted, (b) returning badges of terminated employees to Landlord’s Security Administrator to be deleted from the security badge system, (c) notifying Landlord’s Security Administrator immediately of lost or missing badges, (d) ensuring that security access badges are only used by those authorized persons to whom they are issued and that badges are not loaned to anyone under any circumstances, and (e) instructing all Tenant’s Agents to maintain in confidence any sensitive information overheard from any employees or representatives of Landlord or any other tenant in the Building while in the Outside Area. Tenant acknowledges and agrees that the security services provided herein are not a guaranty against criminal activity and that Landlord assumes no liability in the event of any breach of such security measures.

               (v) Costs of Services. All costs of services provided by Landlord under this Paragraph 46 shall be included in Operating Expenses under Paragraph 15.B.

     47. Right of First Offer.

     Provided that the Tenant is not in Default, Tenant shall have the Right of First Offer on additional marketable space (“Expansion Premises”) within the building (“Right of First Offer”) as it becomes available. Landlord shall provide Tenant with written notice of intention to market, including the economic terms, (“Notice of Intent to Market”). Tenant shall have twenty (20) business days from receipt of written notice by Landlord to negotiate the economics for the Expansion Premises. Except for the economics, all other terms and conditions for the Expansion Premises shall be consistent with those applicable to the Premises. If Tenant does not deliver to Landlord Tenant’s Acceptance Notice within the applicable 20-business day period, Landlord shall have the right to market and lease such Expansion Premises to any person(s) other than Tenant on any terms Landlord desires and without offering or further offering such Expansion Premises to Tenant, and Tenant shall have no further right of first offer to lease such Expansion Premises pursuant to this Paragraph 47. Any Expansion Premises leased by Tenant will be added to the Premises as of the date provided in the offer, and the Rent will be adjusted to reflect the rent to be paid with respect to Expansion Premises in accordance with the offer. Tenant agrees to execute amendments to this Lease to reflect additions to the Premises resulting from the exercise of the Right of First Offer. Tenant's lease of any Expansion Premises pursuant to this Right of First Offer will be on all the terms and conditions set forth in this Lease, with the exception of the economics, which shall be set as described above. This Right of First Offer to lease the Expansion Premises is personal to Tenant or any Permitted Transferee, and is not transferable. Notwithstanding the foregoing, Tenant shall not have the Right of First Offer under this Paragraph 47 if Tenant is in Default under this Lease at the time such Expansion Premises becomes available (and Landlord shall have no obligation to deliver to Tenant any Landlord’s Notice). In addition to the Right of First Offer, Tenant shall have the option to expand into contiguous space or relocate to another suite if space becomes available. Terms will be negotiated at the time of such expansion or relocation.

     48. Ownership of Furniture and Fixtures.

     All furniture, cubicles, telephones and other items supplied to Tenant by Landlord during the term of this Lease shall remain the property of the Landlord at the end of the Lease and shall be returned in good condition, normal wear and tear excepted.

     Certain furniture in that portion of the Premises currently occupied by Tenant under the 2007 Lease (the “Existing Space”) is owned by Landlord. For the duration of Tenant’s occupancy in the Premises, Tenant shall have the right to continue to utilize furniture owned by Landlord in the Existing Space at no additional cost.

     If surplus furniture is available and left in that portion of the Premises other than the Existing Space, Landlord will make such furniture available to Tenant at no additional cost during the Term of the Lease. Said furniture shall remain the property of the Landlord. Within sixty (60) days after the Commencement Date, Tenant will notify Landlord in writing of any furniture, fixtures or equipment in the Premises that it does not wish to use, and Landlord will be responsible for promptly removing such furniture, fixtures and equipment, at Landlord’s expense. If Tenant elects to do so, a furniture inventory and condition report will be written and signed by Tenant and Landlord promptly after the Commencement Date.

     49. General.

          A. Captions. The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

          B. Executed Copy. Any fully executed copy of this Lease shall be deemed an original for all purposes.

          C. Time. Time is of the essence for the performance and observance of each term, covenant and condition of this Lease.

          D. Severability. If one or more of the provisions contained herein, except for the payment of Rent, is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

          E. Choice of Law. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

          F. Interpretation. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural. The term “including” shall be deemed to mean “including, but not by way of limitation” and the term “or” has the inclusive meaning represented by the term “and/or.”

          G. No Effect of Remeasurement. The statements of rentable square footage set forth in this Lease are for the convenience of the parties, and no adjustment shall be made to rental amounts, load factors or Tenant’s Building Percentage if such square footage is later shown to be inaccurate.

          H. Binding Effect. The covenants and agreement contained in this Lease shall be binding on the parties hereto and on their respective successors and assigns to the extent this Lease is assignable.

          I. Waiver. The waiver by either party of any breach of any term, covenant or condition of this Lease shall not be deemed to be a waiver of such provision or any subsequent breach of the same or any other term, covenant or condition of this Lease. The acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach at the time of acceptance of such payment. No term, covenant or condition of this Lease shall be deemed to have been waived by either party unless the waiver is in writing signed by the non-breaching party, as applicable.

          J. Entire Agreement. This Lease, including the Information Sheet, is the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

          K. Authority. If Tenant is an entity, each individual executing this Lease on behalf of such entity, represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the entity in accordance with its governing documents, and that this Lease is binding upon the entity in accordance with its terms. Landlord, at its option, may require a copy of such written authorization to enter this Lease. The failure of Tenant to deliver the same to Landlord within fifteen (15) days of Landlord’s request therefor shall be deemed a Default under this Lease.

          L. Exhibits. All exhibits, amendments, riders and addenda attached hereto are hereby incorporated herein and made a part hereof.

          M. Counterparts. This Lease may be executed in counterparts, each of which shall be an original, but all counterparts shall constitute one (1) instrument.

          N. Force Majeure. Neither party shall be held liable to the other party nor be deemed to have defaulted under or breached this Lease for failure or delay in

          O. performing any obligation under this Lease to the extent that such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, potentially including, but not limited to, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, or other acts of God, or acts, omissions or delays in acting by any governmental authority or the other party. The affected Party shall notify the other party of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake all reasonable efforts necessary to cure such force majeure circumstances.

     THIS LEASE, executed as of the date(s) set forth below, is effective as of the Effective Date set forth in section B of the Information Sheet.

Dated February 29, 2012	TENANT:

GERON CORPORATION, a Delaware corporation

	By:	/s/ John A. Scarlett

	Its:	President and CEO

Dated February 29, 2012	LANDLORD:

EXPONENT REALTY, LLC,
a Delaware limited liability company

	By:	Exponent, Inc., a Delaware corporation,
sole member and manager

		By:	/s/ Richard Schlenker
Richard L. Schlenker
Chief Financial Officer

EXHIBIT A
PREMISES

EXHIBIT B
PROPERTY

     That certain land, together with all improvements thereon and all appurtenances thereto located in the City of Menlo Park, County of San Mateo, State of California, described as follows:

PARCEL ONE:

PARCEL “A”, AS DESIGNATED ON THAT CERTAIN MAP ENTITLED, “PARCEL MAP, RESUBDIVISION OF PARCEL 1 (VOL. 27 P.M., PG. 39) AND PARCEL ONE (VOL. 33 P.M., PGS. 45 & 46) BOHANNON INDUSTRIAL PARK, MENLO PARK, SAN MATEO COUNTY, CALIFORNIA”, WHICH MAP WAS FILED FEBRUARY 28, 1986, IN VOLUME 57 OF PARCEL MAPS, AT PAGES 13 AND 14 IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SAN MATEO.

PARCEL TWO:

AN EASEMENT FOR THE CONSTRUCTION, MAINTENANCE AND REPAIR OF A STORM SEWER OVER A 10 – FOOT WIDE STRIP LYING EQUALLY ON BOTH SIDES OF THE FOLLOWING DESCRIBED CENTERLINE:

BEGINNING AT A POINT ON THE NORTHWESTERLY LINE OF PARCEL “B”, AS SAID PARCEL IS DESIGNATED ON THAT CERTAIN MAP ENTITLED, “PARCEL MAP, RESUBDIVISION OF PARCEL 1 (VOL. 27 P.M., PG. 39) AND PARCEL ONE (VOL. 33 P.M., PGS. 45 & 46) BOHANNON INDUSTRIAL PARK, MENLO PARK, SAN MATEO COUNTY, CALIFORNIA”, WHICH MAP WAS FILED FEBRUARY 28, 1986, IN VOLUME 57 OF PARCEL MAPS, AT PAGES 13 AND 14, IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SAN MATEO, SAID POINT OF BEGINNING BEARING SOUTH 36º 17’ 50” WEST 46.00 FEET FROM THE NORTHERLY CORNER OF SAID PARCEL “B”; THENCE FROM SAID POINT OF BEGINNING SOUTH 78º 45’ EAST 89.00 FEET; THENCE NORTH 1º 48’ 12” WEST 25.27 FEET TO A POINT ON THE NORTHEASTERLY LINE OF SAID PARCEL “B” AND THE TERMINUS OF SAID EASEMENT, SAID POINT BEARING SOUTH 63º 47’ EAST 66.06 FEET FROM THE NORTHERLY CORNER OF SAID PARCEL “B”.

SAID EASEMENT SO GRANTED IS TO BE APPURTENANT TO AND FOR THE BENEFIT AND USE OF THE LANDS OF THE GRANTEE AND ANY SUBSEQUENT SUBDIVISIONS THEREOF.

ASSESSOR’S PARCEL NO. 055-243-230 JOINT PLANT NO. 055-024-000-73A

EXHIBIT C
TENANT IMPROVEMENTS
WORK LETTER

Landlord and Tenant agree as follows:

     1. General.

          (a) The purpose of this Work Letter is to set forth how the interior improvements in the Premises (the “Initial Installations”) are to be constructed, who will do the construction of the Initial Installations, who will pay for the construction of the Initial Installations, and the estimated time schedule for completion of the construction of the Initial Installations.

          (b) Except as defined in this Work Letter to the contrary, all terms utilized in this Work Letter shall have the same meaning as the defined terms in the Lease.

          (c) The terms, conditions and requirements of the Lease, except where clearly inconsistent with or inapplicable to this Work Letter, are incorporated into this Work Letter.

          (d) Except for the Initial Installations to be constructed pursuant to this Work Letter, Tenant accepts the Premises in its “as is” condition and acknowledges that it has had an opportunity to inspect the Premises prior to signing the Lease.

     2. Preparation of Plans and Construction Schedule and Procedures. Tenant, at Tenant’s sole cost and expense, shall arrange for the preparation of the Proposed Plans and Final Plans and the Landlord shall arrange for the construction of the Initial Installations in accordance with the following schedule:

     (a) Within thirty (30) days following the Effective Date of the Lease, Tenant shall cause the architect selected by Tenant (the “Architect”) to prepare and deliver to Tenant for Landlord's and Tenant's approval, the following proposed drawings, which drawings shall be in substantially final form and in sufficient detail (each individually or collectively, the “Proposed Plans”) for the Initial Installations Tenant desires to have completed in the Premises:

          (i) Architectural drawings (consisting of demolition plans, floor construction plan, elevation plan, ceiling lighting and layout, power, and telephone plan);

          (ii) Mechanical drawings (consisting of HVAC, sprinkler, electrical, telephone, and plumbing);

          (iii) Finish schedule (consisting of wall finishes and floor finishes and miscellaneous details);

          (iv) Structural drawings, if necessary;

          (v) Structural calculations, design and construction specifications with respect to the hanging conference room wall that Tenant desires to have installed on the Premises; and

          (vi) Such other information as may be necessary or advisable to allow for the construction of the Initial Installations.

     (b) The Proposed Plans and all necessary mechanical, electrical and structural drawings shall be prepared by the Architect (and mechanical, electrical and structural engineers chosen by Tenant and approved by Landlord), each at Tenants sole cost and expense, except as otherwise provided in this Work Letter.

     (c) Landlord shall, within 10 days after receipt of the Proposed Plans, advise Tenant of any reasonable changes or corrections which Landlord requests. Tenant shall cause Architect to revise the Proposed Plans as changed or corrected by Landlord and resubmit the revised Proposed Plans to Landlord. Landlord shall, within 5 days after receipt of Architect's revised Proposed Plans, advise Tenant of any additional reasonable changes which Landlord requests. If Landlord disapproves the revised Proposed Plans specifying the reason therefore, Tenant shall, to the extent such proposed changes are reasonable, within 10 days of receipt of Landlord’s required changes, cause Architect to revise the Proposed Plans and resubmit them to Landlord. Landlord shall, again within 5 days after receipt of Architect's revised Proposed Plans, advise Tenant of further changes, if any, required for Landlord’s approval. This process shall continue until Landlord has approved the revised Proposed Plans. Notwithstanding anything to the contrary contained in the immediately preceding sentence, “Final Plans” shall mean the Proposed Plans, as revised, which have been approved by Landlord and Tenant in writing. Landlord agrees not to withhold or deny its approval unreasonably.

     (d) Landlord shall not be required to perform, and Tenant shall not request, work which would (i) require changes to structural components of the Building (except as expressly permitted hereby) or the exterior design of the Building, (ii) require any material modification to the Building systems or other Building installations outside the Premises, (iii) not comply with all applicable laws, or (iv) be incompatible with either the certificate of occupancy issued for the Building or affect the value or appearance of the Building or the Building's status as a first-class office building. Any changes required by any governmental authority affecting the construction of the Initial Installation shall be performed by Landlord, and paid for in accordance with the provisions of this Lease governing Tenant Improvement Allowance Reimbursement, and shall not be deemed to be a violation of the Final Plans or of any provision of this Work Letter, and shall be deemed automatically accepted and approved by Tenant. Landlord shall give notice to Tenant of any change in the Final Plans required by any Governmental Authority promptly after Landlord receives notice thereof. Tenant desires to install a hanging conference room wall within the Premises. The parties acknowledge that installation of the hanging conference room wall will require structural engineering to the Building and will be a long lead-time item for the Initial Alterations. Subject to Tenant’s timely delivery of the information required by Paragraph 2(a)(v) of this Work Letter, Landlord will install track suitable for the hanging conference room wall during construction of the Initial Installation, and the hanging conference room wall will be promptly installed when delivered. The parties agree that failure to have the hanging conference room wall installed by the Commencement Date shall not constitute failure to deliver ninety percent (90%) of the Premises by the Commencement Date, and therefore Tenant shall not be entitled to terminate the Lease in its entirety, pursuant to Section 4(b)(ii) of the Lease, for failure to install the hanging conference room wall by the Commencement Date.

     (e) Neither the preparation of the Proposed Plans and resulting Final Plans by Architect, nor the review or approval by Landlord of the Proposed Plans and resulting Final Plans shall constitute a representation or warranty by Landlord that such plans either (i) are complete or suitable for their intended purpose, or (ii) comply with applicable laws and any insurance requirements; it being expressly agreed by Tenant that Landlord assumes no responsibility or liability whatsoever to Tenant or to any other person or entity for such completeness, suitability or compliance. Tenant shall not make any changes in the Final Plans without Landlord's prior written approval, which shall not be unreasonably withheld or delayed; provided that Landlord may, in the exercise of its sole and absolute discretion, disapprove any proposed changes adversely affecting the certificate of occupancy issued for the Building or Premises or the Building's structure, systems (including Intrabuilding Network Telephone Cable), equipment, appearance or value.

     (f) As soon as reasonably possible following Landlord’s and Tenant’s approval of the Final Plans, Landlord shall identify two (2) general contractors mutually acceptable to Landlord and Tenant and Landlord shall obtain bids and estimated timelines for the construction of the Initial Installation from such general contractors, for review by Landlord and Tenant. Subject to the cost and timelines set forth in the bids, Tenant may notify Landlord that it wishes to revise the approved Final Plans to affect modifications in cost or timeline, and in that case Tenant shall submit revised Proposed Plans to Landlord to be reviewed and finalized in accordance with Sections 1(a) – (c). After review of the bids submitted with respect to the Final Plans, the parties shall mutually agree upon an acceptable general contractor to be hired by Landlord no later than March 30th, 2012 to build the Initial Installations indicated on the Final Plans as soon thereafter as reasonably possible but in any event prior to the Commencement Date, consistent with industry custom and procedure. Landlord shall, through the general contractor, require the Initial Installation to meet customary standards of completeness, suitability and compliance. Landlord shall, at its expense, install the Initial Improvements (in an amount not to exceed [*] ([$*]) per rentable square foot of the Premises (up to [$*]) (the “Tenant Improvement Allowance”)) specified in the Final Plan, respectively ("Landlord's Work"). Tenant shall have the right, but not the obligation, to utilize some or all of the Tenant Improvement Allowance in connection with the Initial Installation or any future Alterations permitted under the Lease. Landlord shall not be obligated to provide any improvements other than Landlord's Work. Tenant shall pay, not later than the completion of the Initial Installation or ten (10) business days after Tenant's receipt of an invoice, for the cost of all Initial Installation requested by Tenant and approved and/or installed by Landlord which exceeds the Tenant Improvement Allowance. Notwithstanding anything contained herein to the contrary, Landlord’s Work shall not include installing interior Cable to the workstations, which shall be performed by Tenant’s contractor at Tenant’s sole cost and expense. Landlord shall be responsible for obtaining all permits and governmental inspections and approvals determined by Landlord to be necessary in connection with the Initial Installation.

____________________

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

     (g) Any material revisions by Tenant of the Final Plans, Tenant's refusal to approve comparable (in quality and price) materials, finishes or installations proposed by Landlord in lieu of materials, finishes or installations requested by Tenant that are not readily available when required to be installed or any failure by Tenant to comply with the dates and time limits in this Work Letter, shall constitute “Tenant Delays”. Landlord’s failure to conduct its responsibilities in this Work Letter in accordance with the dates and time limits in this Work Letter shall constitute “Landlord Delays”. In addition, Landlord shall have the right to stop construction if Tenant fails to pay such sums or otherwise materially defaults in the performance of its obligations under the Lease or this Work Letter, and all such periods in which work has stopped or been suspended shall constitute Tenant Delays. If Tenant requests changes to the approved Final Plans, any delays reasonably caused thereby in Substantially Completing construction of the Initial Installations caused thereby shall also constitute Tenant Delays. Notwithstanding anything to the contrary, neither party shall have any liability hereunder in case of an event of force majeure, as set forth in Paragraph 49.N. of the Lease.

     3. Change Orders. If Tenant requests any changes to the Final Plans, Landlord shall not unreasonably withhold its consent to any such changes, provided the changes do not adversely affect the Base Building or the Building’s structure, systems (including Intrabuilding Network Telephone Cable), equipment, appearance or value. Such changes shall be set forth in a Change Order which must be approved in writing by Landlord and Tenant. If such changes as set forth in an approved Change Order increase the cost of constructing the Initial Installations shown on the Final Plans, Tenant shall bear such costs, which shall be reimbursed to Landlord in accordance with the terms and conditions of Paragraph 5.A.(iii) of the Lease for Tenant Improvement Allowance Reimbursement. If the actual increased costs for changes set forth in an approved Change Order are greater than the estimated increased costs, Tenant shall bear such costs, which shall be reimbursed to Landlord in accordance with the terms and conditions of Paragraph 5.A.(iii) of the Lease for Tenant Improvement Allowance Reimbursement. If the Change Order requires costs to be paid by Tenant, the costs charged by Landlord to Tenant with respect to such Change Order shall be equal to the sum of (a) the amount of money Landlord has to pay to cause the Initial Installations, as reflected by revised Final Plans, to be constructed above the costs that Landlord would have had to pay to cause the Initial Installations to be constructed if no changes had been made to the Final Plans (“Differential”), and (b) any cancellation fees, reshipping charges or any other similar costs incurred by Landlord in connection therewith. If such changes as set forth in an approved Change Order delay Landlord’s completion of the work shown on the Final Plans, then such delay shall constitute a Tenant Delay. Any other actions of Tenant, or inaction by Tenant, which delays Landlord in completing the Initial Installations shown on such Final Plans shall also constitute a Tenant Delay. Whenever possible and practical, Landlord will utilize, for the construction of the Initial Installations, the items and materials designated in the Final Plans; provided, however, that whenever Landlord reasonably determines in its judgment that it is not practical or efficient to use such materials, Landlord shall have the right to substitute comparable (in terms of quality and cost) items and materials with the prior written approval of Tenant (or of better quality if no such comparable item exists or is readily obtainable, provided that if the cost of such better quality items or materials is materially greater than that of the designated materials, Tenant’s prior written approval shall be required); at no time shall Tenant be required to accept an inferior substitute because of the unavailability of the item specified). If Tenant refuses to grant such consent for a comparable item or material or a better quality item or material of substantially the same cost, and Landlord is reasonably delayed in causing the Premises, or any part thereof, to be Substantially Complete because of Tenant’s failure to permit the substitution of comparable items and materials (or of similarly priced better quality if no such comparable item exists or is readily available), such delay shall constitute Tenant Delays.

     4. Entry by Tenant and Its Agents; Designation of Tenant’s Construction Agent.

          (a) Subject to the terms of the 2007 Lease, Tenant, its personnel and Tenant Related Parties has and shall continue to have the right to enter, occupy and utilize the Existing Space). Except as hereinafter expressly provided, no Tenant Related Parties shall enter any portion of the Premises other than the Existing Space (such other portion being referred to herein as the “Additional Space”) during the performance of Landlord’s Work. Tenant hereby designates Michael Yamada as its authorized agent (“Tenant’s Construction Agent”) for the purpose of submitting to Landlord and authorizing any Change Orders and for the purpose of consulting with Landlord as to any and all aspects of Landlord’s Work. Tenant’s Construction Agent shall have the right to inspect the Premises during the course of Landlord’s Work provided Tenant’s Construction Agent shall coordinate such inspection with Landlord and/or its contractor in advance.

          (b) Landlord shall allow Tenant to have access to the Additional Space (i) at the commencement of construction of the Landlord’s Work for purposes of due diligence and installing Cabling (including data racks for terminating the wires to the patch panels) and security systems, and (ii) upon the Effective Date of the Lease with respect to portions of the Additional Space not occupied by other tenants (and upon the date of vacation of such other tenants with respect to portions of the Additional Space occupied by other tenants)in order to install fixtures, furnishings and equipment and to otherwise prepare the Premises for occupancy, subject to and in compliance with Section 4 d of the Lease, which right shall expressly exclude making any structural modifications. Except as expressly permitted herein, in no event shall Tenant, its employees, designers, contractors and workmen enter the Additional Space prior to the Commencement Date unless and until such entry has been expressly authorized by Landlord or Landlord’s Agent (Todd Squellati or Guy DeGarmo). During any such entry prior to the Commencement Date (a) Tenant shall comply with all terms and conditions of this Lease as if the Commencement Date shall have occurred other than the obligation to pay Rent, (b) Tenant shall not interfere with Landlord’s completion of the Landlord’s Work, (c) Tenant shall cause its personnel and contractors (“Tenant Related Parties”) to comply with any terms and conditions that Landlord or Landlord’s contractor may reasonably impose and (d) Tenant shall not begin operation of its business in the Additional Space. Tenant acknowledges that Tenant shall be responsible for obtaining all applicable permits and inspections relating to any such entry by Tenant. Tenant hereby assumes the entire risk of damage of, or injury to, any of Tenant’s furniture, furniture systems or equipment installed or placed in any portion of the Additional Space by Tenant prior to the Commencement Date.

          (c) If Tenant shall enter upon the Additional Space prior to the completion of Landlord’s Work, Tenant shall indemnify and save Landlord harmless from and against any and all Losses arising from or claimed to arise as a result of (i) any act, neglect or failure to act of Tenant or anyone entering the Additional Space with Tenant’s permission, or (ii) any other reason whatsoever arising out of Tenant’s entry upon the Additional Space.

     5. Substantial Completion. The term “Substantial Completion” means that Landlord has substantially completed Landlord’s Work, as reasonably determined by the Architect. Landlord’s Work shall be deemed complete, notwithstanding the fact that minor details of construction, mechanical adjustments or decoration which do not materially interfere with Tenant’s use of the Premises remain to be performed (items normally referred to as “punch-list” items). The Premises shall be deemed Substantially Complete even though certain other portions of the Building, which do not interfere with Tenant’s efficient conduct of its business, have not been fully completed, and even though Tenant’s furniture, furniture systems, telephones, telecopiers, photocopy machines, computers and other business machines or equipment, and telephone and data cabling have not been installed, the purchase and installation of which shall be Tenant’s sole responsibility. Subject to the correction by Landlord of any punch-list items, Tenant shall be obligated to accept the Premises at such time as the Premises are Substantially Complete. Landlord and Tenant, within thirty (30) days after Landlord tenders possession of the Premises to Tenant, shall jointly prepare a punch-list of items not completed and Landlord agrees to proceed with reasonable due diligence to perform its obligations regarding such items to be completed within thirty (30) days after the parties finalize the punch-list or as soon thereafter as is reasonable practical.

     6. Miscellaneous.

          (a) Tenant agrees that, in connection with the Initial Installations and its use of the Premises prior to the Commencement Date, Tenant shall have those duties and obligations with respect thereto that it has pursuant to the Lease as if the Commencement Date shall have occurred other than the obligation to pay Base Rent and Tenant’s Pro Rata Share of Expenses and Taxes, and further agrees that Landlord shall not be liable in any way for injury, loss, or damage which may occur to any of the Initial Installations or other installations made in the Premises, or to any personal property placed therein, the same being at Tenant’s sole risk.

          (b) Except as expressly set forth in this Work Letter and in the Lease, Landlord has no other agreement with Tenant and Landlord has no other obligation to do any other work or pay any amounts with respect to the Premises. Any other work in the Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease shall be done at Tenant’s sole cost and expense and in accordance with the terms and conditions of the Lease.

          (c) This Work Letter shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of a renewal or extension of the initial Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.

          (d) The failure by Tenant to pay any monies due Landlord pursuant to this Work Letter within the time period herein stated shall be deemed a Default under the terms of the Lease for which Landlord shall be entitled to exercise all remedies available to Landlord for nonpayment of Rent and Landlord, may, if it so elects, discontinue construction of the Initial Installations until all such sums are paid and Tenant has otherwise cured such Default. All late payments shall bear interest pursuant to Section 6 of the Lease.

          (e) If the date of Substantial Completion is delayed by reason of Tenant Delay, the Premises shall be deemed Substantially Completed for the purposes of determining the Commencement Date as of the date that the Premises would have been Substantially Completed but for such Tenant Delay, provided that in no event shall the Commencement Date be earlier than the Estimated Commencement Date set forth in Paragraph C.4 of the Information Sheet nor shall the expiration date of the Lease be extended beyond July 12, 2014. In addition, Tenant shall pay to Landlord a sum equal to any additional cost to Landlord in completing the Initial Installations resulting from any Tenant Delay which causes the Commencement Date to be more than thirty (30) days later than the Estimated Commencement Date, and Landlord shall pay to Tenant a sum equal to the Rent, pro-rated on a day-to-day basis, for any Landlord Delay which causes the Commencement Date to be more than thirty (30) days later than the Estimated Commencement Date.

     7. Definitions. For purposes of this Work Letter, the term “Governmental Authority or Authorities” shall mean The United States of America, the City of Menlo Park, County of San Mateo , or State of California , or any political subdivision, agency, department, commission, board, bureau or instrumentality of any of the foregoing, now existing or hereafter created, having jurisdiction over the real property.

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EXHIBIT D

COMMENCEMENT DATE MEMORANDUM

LANDLORD:	EXPONENT REALTY, LLC, a Delaware limited liability company

TENANT:	GERON CORPORATION, a Delaware corporation

LEASE DATE:	February 29, 2012

PREMISES:	149 Commonwealth Drive, Suite 2070, Menlo Park, California 94025

Pursuant to Paragraph 4.C. of the above-referenced Lease, the Commencement Date is hereby established as _________ and the Expiration Date is established as ____________.

LANDLORD:

EXPONENT REALTY, LLC,
a Delaware limited liability company

By:	Exponent, Inc., a Delaware corporation, its sole member and manager

By:
Richard L. Schlenker,
Chief Financial Officer

TENANT:

GERON CORPORATION,
a Delaware corporation

By:
Its:

EXHIBIT E

RULES AND REGULATIONS

1.	No sign, placard, advertisement, name or notice shall be installed or displayed on any part of the outside or the inside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord.

2.	Except as consented to in writing by Landlord or in accordance with Building standard improvements, no draperies, curtains, blinds, shades, screens or other devices shall be hung at or used in connection with any window or exterior door or doors of the Premises. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions, doors or windows, which may appear unsightly from outside the Premises.

3.	Tenant shall not obstruct any sidewalks, halls, lobbies, passages, exits, entrances, elevators or stairways of the Building. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building or make any roof or terrace penetrations. Tenant shall not allow anything to be placed on the outside terraces or balconies without the prior written consent of Landlord.

4.	All cleaning and janitorial services for the Building shall be provided exclusively through Landlord, and, except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant’s property by the janitor or any other employee or person.

5.	Landlord will furnish Tenant, free of charge, with one (1) key to all existing locks on interior doors in the Premises. Landlord will impose a reasonable charge per Landlord’s published price list for all additional keys, new locksets, and any other locksmithing services. Tenant shall not make or have made additional keys without Landlord’s prior written consent, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises without Landlord’s prior written consent. Tenant shall deliver to Landlord, upon the termination of its tenancy, the keys to all locks for doors on the Premises, and in the event of loss of any keys furnished by Landlord, shall pay Landlord therefor.

6.	If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord’s instructions for their installation.

7.

The elevators shall be available for use by all tenants in the Building, subject to reasonable scheduling as Landlord in its discretion shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between the hours, and in the manner and in the elevators as may be designated by Landlord.

8.	Tenant shall not place a load upon any floor of the Premises which exceeds the maximum load per square foot which the floor was designed to carry and which is allowed by law. Tenant’s business machines and mechanical equipment which cause noise or vibration which may be transmitted to the structure of the Building or to any space therein, and which is objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

9.	Tenant shall not use or keep on the Premises any toxic or hazardous materials or any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations.

10.	No animal, except service and assistance dogs when in the company of their master, may be brought into or kept in the Building.

11.	Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord, unless Tenant receives the prior written consent of Landlord.

12.	Tenant shall cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice.

13.	Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

14.	Landlord reserves the right to exclude any person from the Building between the hours of 6 p.m. and 7 a.m. the following day, or any other hours as may be established from time to time by Landlord, and on Saturdays, Sundays and legal holidays, unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of those persons. Security badges will not be issued to persons under the age of sixteen (16) years of age. All persons under the age of sixteen (16) must be escorted by a person with an authorized security badge at all times. Landlord shall not be liable for damages for any error in admitting or excluding any person from the Building. Landlord reserves the right to prevent access to the Building by closing the doors or by other appropriate action in case of invasion, mob, riot, public excitement or other commotion.

15.	Tenant shall close and lock the doors of its Premises, shut off all water faucets or other water apparatus and turn off all lights and other equipment which is not required to be continuously run. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or Landlord for noncompliance with this Rule.

16.	The toilet rooms, toilets, urinals, showers, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be placed therein. The expense of any breakage, stoppage or damage resulting from any violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

17.	Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

18.	Tenant shall not install any wireless telephone or network equipment that shall interfere with Building systems or Landlord and other Tenant equipment systems.

19.	Tenant shall not cut or bore holes for wires in the partitions, woodwork or plaster of the Premises. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair, or be responsible for the cost of repair of any damage resulting from noncompliance with this Rule.

20.	Tenant shall not install, maintain or operate upon the Premises any vending machine without the prior written consent of Landlord.

21.	Canvassing, soliciting and distributing handbills or any other written material and peddling in the Building are prohibited, and each tenant shall cooperate to prevent these activities.

22.	Landlord reserves the right to exclude or expel from the Building any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

23.	Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal within the Building. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

24.	Use by Tenant for brewing coffee, tea, hot chocolate and similar beverages and microwaving food shall be permitted, provided that the equipment is approved by Underwriter’s Laboratory for commercial use and is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

25.	Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant, except as Tenant’s address, without the written consent of Landlord.

26.	Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency. Tenant shall be responsible for any increased insurance premiums attributable to Tenant’s use of the Premises, Building or Property.

27.	Tenant assumes any and all responsibility for protecting its Premises from theft and robbery, which responsibility includes keeping doors locked and other means of entry to the Premises closed.

28.	Tenant shall not use the Premises, or suffer or permit anything to be done on, in or about the Premises, which may result in an increase to Landlord in the cost of insurance maintained by Landlord on the Project.

29.	Tenant’s requests for assistance will be attended to only upon appropriate application to Landlord. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

30.	Tenant shall comply with all parking monitoring controls or devices from time to time installed or otherwise implemented by Landlord. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building or other reserved parking spaces. Tenant shall not leave vehicles in the Building parking areas overnight without the prior written consent of Landlord’s manager for the Property, nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks. Tenant, its agents, employees and invitees shall not park any one (1) vehicle in more than one (1) parking space.

31.	The scheduling and manner of all Tenant move-ins and move-outs shall be subject to the discretion and approval of Landlord. Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant, and Tenant shall cause the movers to use only the entry doors and elevators designated by Landlord. If Tenant’s movers damage the elevator or any other part of the Property, Tenant shall pay to Landlord the amounts required to repair the damage. Tenant shall maintain effective security control at all access points to and from the Building to ensure that moving personnel entering and leaving the Building do not commit theft.

32.	Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no waiver by Landlord shall be construed as a waiver of the Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing the Rules and Regulations against any or all of the tenants of the Building.

33.	These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

34.	Landlord reserves the right to make other reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

35.	Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

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EXHIBIT F

BUILDING SERVICES

ADDITIONAL SERVICES:

At the request of Tenant, Landlord may provide additional services such as, but not limited to, shipping/receiving services, mail services, furniture moves, moving and miscellaneous facilities services.

These services will be provided at a mutually agreed upon price and may be canceled by either party with thirty (30) days written notice.

CAFETERIA:

Tenant may use Landlord’s cafeteria with the following understandings:

  Tenant employees will use a predetermined route to access the Landlord’s cafeteria. This route will be agreed upon mutually by Tenant and Landlord.

  Catering is available through Landlord’s cafeteria at the published prices at the time of service.

  In the event Tenant requires additional services and/or different methods of billing, it will be reviewed and mutually agreed upon by Tenant and Landlord prior to implementation.

KITCHENS/COFFEE STATIONS:

Tenant will be charged $10.00 per employee, consultant, or contractor per month for use of kitchens, coffee and first aid stations located adjacent to their space. This charge will not exceed $1000.00 per month

CONFERENCE ROOMS:

Conference rooms within the Premises shall be for Tenant’s exclusive use. On four (4) occasions per calendar year during the Term, Tenant will have the right to notify Landlord a minimum of four (4) months in advance that it wishes to reserve the “Silicon Valley” conference room (#1146), and such reservation will be guaranteed by Landlord unless Tenant is notified in writing by Landlord at least three (3) months prior to the reserved date that the Silicon Valley conference room will not be available for Tenant’s use. On all other occasions that Tenant reserves the Silicon Valley Conference room, such reservation will be guaranteed by Landlord unless Tenant is notified in writing by Landlord at least fourteen (14) days prior to the reserved date that the conference room will not be available for Tenant’s use.

COPY CENTER:

Tenant will have the option to use the Landlord Copy Center and withdraw supplies at Landlord’s published prices at the time of service.

OFFICE NAME TAGS:

Office name tags, if required, will be the responsibility and at the expense of Tenant.

SECURITY:

Security Access Badges: Landlord will issue one (1) security access badge to each employee. If any badges issued to Tenant are not returned, Tenant will be charged $15.00 per badge for each badge that is not returned.

Locks: The locks on corridor doors in the leased space occupied by Tenant will be re-keyed initially by Landlord at no charge. One key for each door will be provided to Tenant at no charge. Thereafter, all re-keying of locks, making of keys, and any additional locksets required and not already in existence will be invoiced monthly to Tenant at Landlord’s published price in effect at the time of service. All locksets must be keyed to Landlord master key system and Tenant shall not change, alter, or modify any key or locksets at any time without Landlord’s prior approval.

Data Services: Landlord does not provide any internet/data services to Tenant. The building has a wireless internet access service from NextWeb/Covad and wired high-speed Internet cable modem service from Comcast. Tenant may choose to use Nextweb/Covad, Comcast or any other alternatives offered by local telecommunications or data service providers at Tenant’s sole cost. NextWeb/Covad pricing flyer is attached for reference. Landlord and other building tenants are using NextWeb/Covad or Comcast service. Landlord is not affiliated with NextWeb/Covad or Comcast and does not guarantee any performance of NextWeb/Covad or Comcast’s services.

ANNUAL REVIEW OF PRICING:

The pricing, charges and/or mark-up applied to services provided to Tenant by Landlord will be reviewed annually to determine if Landlord’s costs of providing the aforementioned services have increased. In the event said costs have increased, the percent of increase will be passed along to Tenant.